Sales Report:Supplement No. 232 dated Jul 07, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have filed a registration statement on Form S-1 with the SEC in connection with this offering. In addition, we are required to file annual, quarterly and current reports and other information with the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

The prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement. Whenever a reference is made in the prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

We "incorporate" into the prospectus information we filed with the SEC in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. This means that we disclose important information to you by referring to our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is available on our website, www.prosper.com.

The information incorporated by reference is considered to be part of the prospectus. Information contained in the prospectus automatically updates and supersedes previously filed information.

You may request a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Customer Support, 111 Sutter St, 22nd Floor, San Francisco, CA 94104; telephone number (415) 593-5400; or emailed to support@prosper.com. In addition, our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is available on our website, www.prosper.com.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 442428
This series of Notes was issued and sold upon the funding of the borrower loan #43296, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-02-2010
				Auction end date:	Jul-06-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$95.68
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$95.68

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2000	Debt/Income ratio:	18%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	4y 7m
Credit score:	740-759 (Jul-2010)	Total credit lines:	15	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$8,152	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	85%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	tikimike	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	26 ( 100% )	740-759 (Latest)
Principal borrowed:	$4,800.00	< 31 days late:	0 ( 0% )	760-779 (Nov-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	26
Description
Repay Parents for Ring Purchase
Purpose of loan:
In April 08, I borrowed money from my mother to help with the purchase of an Engagement Ring for my (now) Wife.? Since that time, my step father?taken a pay cut to remain employed, and my mother's business?(Real Estate Agent) has slowed significantly.? They have not asked for payment in full, although I feel I should find a way to do it.? I have been paying $200 per month since then, now only owe about $3,000 to have them paid off.?

My financial situation:
I have spotless Credit.? I was always taught that there are three things to always?protect...? Your Family, your Friends, and your Credit.? I have experience in?lending and banking,?and I know the importance?of?Credit.? This is the second Proposer loan I have applied for.? The first was paid in full (a little early, sorry!).? As you can see with the previous loan history.. it was paid on the due date, or before, every month without fail.? I am unaware of the reason my credit score has dropped from the 760-779 range to a current range of 740-759.??

I am a Credit Analyst for a regional Bank, and my wife is a Registered Nurse.??We split all expenses, but I dont feel right having her help pay for her ring!??She earns approx. $50,000 - $55,000 (depending on OT or short shifts)

She and I split all monthly expenses listed below.? I will be happy to answer any questions.

Monthly net income: $ 2585.00 after taxes

Monthly expenses: $?1,869
??Housing: $?700??????($1,399 split equally - Includes Escrow)
? Insurance: $?70
??Car expenses: $ 317 + $ 135 (gas expense)?
??Utilities: $ 150
??Phone, cable, internet: $ 75?
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 125
??Credit cards and other loans: $ 97 (Student Loans)?
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Geedub	$31.66	$31.66	7/2/2010 3:53:43 PM
mjcjmm4407	$25.00	$25.00	7/2/2010 3:54:36 PM
orderly-loot	$25.00	$25.00	7/2/2010 4:00:30 PM
bountiful-durability	$50.00	$50.00	7/2/2010 4:01:00 PM
think-become	$25.00	$25.00	7/2/2010 3:54:18 PM
keydet99	$25.00	$25.00	7/2/2010 3:56:23 PM
outwish	$25.00	$25.00	7/2/2010 3:58:49 PM
tolstoy00	$25.00	$25.00	7/2/2010 3:59:27 PM
nhm	$34.59	$34.59	7/2/2010 4:03:02 PM
WillingToHelpOut	$25.00	$25.00	7/2/2010 4:03:29 PM
degster	$25.00	$25.00	7/2/2010 4:03:37 PM
engaging-worth	$25.00	$25.00	7/2/2010 4:03:54 PM
simplelender80	$100.00	$100.00	7/2/2010 4:11:38 PM
tekkie2412	$25.00	$25.00	7/2/2010 4:11:49 PM
jangalt	$72.00	$72.00	7/2/2010 4:11:53 PM
Cherrypicker06	$25.00	$25.00	7/2/2010 3:55:56 PM
mlopez2007	$25.00	$25.00	7/2/2010 4:12:21 PM
tntmojave	$25.00	$25.00	7/2/2010 4:12:31 PM
salala	$25.00	$25.00	7/2/2010 3:59:22 PM
ChicoBob	$43.72	$43.72	7/2/2010 3:59:32 PM
SCTrojangirl	$25.00	$25.00	7/2/2010 4:13:58 PM
riproaringrapids	$25.00	$25.00	7/2/2010 4:00:37 PM
kenji4861	$25.00	$25.00	7/2/2010 4:00:55 PM
loot-heart	$50.00	$50.00	7/2/2010 4:12:08 PM
treasure-hunter270	$25.00	$25.00	7/2/2010 4:12:16 PM
interest-exec9	$25.00	$25.00	7/2/2010 4:03:04 PM
majormoves1	$25.00	$25.00	7/2/2010 4:03:19 PM
BankOfFrankFairness	$41.36	$41.36	7/2/2010 4:03:22 PM
mrzz	$25.00	$25.00	7/2/2010 4:04:10 PM
RandyL3	$25.00	$25.00	7/2/2010 4:24:30 PM
Tc11902	$25.00	$25.00	7/2/2010 4:11:25 PM
the-transaction-stronghold	$50.00	$50.00	7/2/2010 4:11:58 PM
studious-bonus7	$50.00	$50.00	7/2/2010 4:12:37 PM
wwwUniversal	$25.00	$25.00	7/2/2010 4:22:55 PM
proper-p2p6	$100.00	$95.07	7/2/2010 4:14:05 PM
Lo0se_mo0se	$25.00	$25.00	7/2/2010 5:12:55 PM
MoneyForNothing	$48.37	$48.37	7/2/2010 8:57:44 PM
outofoffice	$50.00	$50.00	7/3/2010 12:49:00 PM
LoanerPrincipal	$35.00	$35.00	7/3/2010 11:44:23 PM
Chesterite	$25.98	$25.98	7/4/2010 8:54:47 PM
BlessedEveryDay	$30.00	$30.00	7/4/2010 1:52:12 PM
CA_Lender	$25.00	$25.00	7/4/2010 2:43:23 PM
productive-finance	$25.00	$25.00	7/5/2010 5:32:08 AM
durability-halibut	$25.00	$25.00	7/5/2010 11:27:42 AM
kf88	$25.00	$25.00	7/5/2010 12:04:12 PM
SCD	$25.00	$25.00	7/5/2010 8:54:50 PM
mrpowers5531	$25.00	$25.00	7/2/2010 3:54:58 PM
Artist_Blue	$25.00	$25.00	7/2/2010 4:00:13 PM
JJS180	$25.00	$25.00	7/2/2010 4:03:23 PM
TK4	$25.00	$25.00	7/2/2010 4:03:28 PM
huorn	$25.00	$25.00	7/2/2010 3:54:22 PM
anakinsolo	$25.00	$25.00	7/2/2010 3:58:50 PM
reinforced-reward	$25.00	$25.00	7/2/2010 3:59:44 PM
Comoparklender	$50.00	$50.00	7/2/2010 4:00:47 PM
flexible-value	$28.00	$28.00	7/2/2010 4:11:11 PM
museic1	$25.00	$25.00	7/2/2010 4:03:43 PM
keyfig	$25.00	$25.00	7/2/2010 4:04:09 PM
brainy-dedication	$25.00	$25.00	7/2/2010 3:56:00 PM
american6	$25.00	$25.00	7/2/2010 4:12:47 PM
Winsten	$50.00	$50.00	7/2/2010 4:13:20 PM
transparency-giant	$50.00	$50.00	7/2/2010 3:59:25 PM
langdonx	$25.00	$25.00	7/2/2010 3:59:29 PM
unclejaef	$25.00	$25.00	7/2/2010 4:03:39 PM
Avala	$50.00	$50.00	7/2/2010 4:12:42 PM
inspired-contract9	$50.00	$50.00	7/2/2010 4:13:08 PM
turbospeed	$25.00	$25.00	7/2/2010 4:19:08 PM
successful-euro	$30.00	$30.00	7/2/2010 4:08:03 PM
orgy63	$25.00	$25.00	7/2/2010 4:11:07 PM
personal-lender	$25.00	$25.00	7/2/2010 4:11:13 PM
interest-jedi0	$50.00	$50.00	7/2/2010 4:12:26 PM
bid-czar8	$69.64	$69.64	7/2/2010 4:13:39 PM
Aberdeen	$400.00	$400.00	7/2/2010 4:21:24 PM
Finspons	$25.00	$25.00	7/4/2010 10:41:03 AM
Lender75	$100.00	$100.00	7/4/2010 8:44:04 PM
usbank	$25.00	$25.00	7/5/2010 2:16:18 PM
portfolio-turbine	$25.00	$25.00	7/5/2010 6:21:14 PM
cromley	$39.61	$39.61	7/5/2010 6:31:06 PM
77 bids
Borrower Payment Dependent Notes Series 461504
This series of Notes was issued and sold upon the funding of the borrower loan #43307, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,450.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jul-02-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$75.76
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$75.76

Auction yield range:	2.98% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1993	Debt/Income ratio:	18%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	18 / 16	Length of status:	12y 4m
Credit score:	780-799 (Jun-2010)	Total credit lines:	59	Occupation:	Professional
Now delinquent:	0	Revolving credit balance:	$13,647	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	4%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	IntegrityFinance	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 3	On-time:	8 ( 100% )	780-799 (Latest)
Principal borrowed:	$10,671.00	< 31 days late:	0 ( 0% )	800-819 (Mar-2010) 840-859 (Sep-2009) 760-779 (May-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	8
Description
Honeymoon
Purpose of loan:
This loan will be used for my honeymoon later this month.

My financial situation:
I am a good candidate for this loan because I've never paid a bill late before and always plan accordingly so I won't.? I do not carry credit card balances from month to month.? I pay in full each month.? Most of what you see in my revolving credit balance is for a motorcycle that I bought on "6 months same as cash" basis but have since refinanced it at 3.99% at my credit union.?

Bid with confidence!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

riproaringrapids	$25.00	$25.00	7/2/2010 4:00:36 PM
personal-lender	$25.00	$25.00	7/2/2010 4:11:15 PM
Artist_Blue	$25.00	$25.00	7/2/2010 4:00:12 PM
alpinaut	$25.00	$25.00	7/2/2010 4:15:05 PM
dharma1	$25.00	$25.00	7/2/2010 4:00:41 PM
liberty-destiny3	$25.00	$25.00	7/2/2010 4:15:26 PM
bountiful-durability	$100.00	$100.00	7/2/2010 4:11:28 PM
gojackgo	$50.00	$50.00	7/2/2010 4:11:43 PM
tekkie2412	$25.00	$25.00	7/2/2010 4:11:47 PM
jangalt	$72.00	$72.00	7/2/2010 4:11:52 PM
commerce-voyager	$25.00	$25.00	7/2/2010 4:17:17 PM
BlindProphet	$25.00	$25.00	7/2/2010 4:18:52 PM
GElender	$50.00	$50.00	7/2/2010 4:19:33 PM
SCTrojangirl	$25.00	$25.00	7/2/2010 4:13:57 PM
8bitnintendo	$25.00	$25.00	7/2/2010 4:20:35 PM
radforj22	$50.00	$50.00	7/2/2010 4:15:15 PM
djh47a	$25.00	$25.00	7/2/2010 4:21:42 PM
contract-giant	$25.00	$25.00	7/2/2010 4:21:53 PM
alexstar	$25.00	$25.00	7/2/2010 4:22:21 PM
BiggestG	$25.00	$25.00	7/2/2010 4:20:06 PM
investment-network	$25.00	$25.00	7/2/2010 4:12:01 PM
orgy63	$25.00	$25.00	7/2/2010 4:12:11 PM
treasure-hunter270	$25.00	$25.00	7/2/2010 4:12:15 PM
responsibility-butterfly	$25.00	$25.00	7/2/2010 4:20:58 PM
tntmojave	$25.00	$25.00	7/2/2010 4:12:29 PM
DrMoneyBags	$25.00	$25.00	7/2/2010 4:21:17 PM
proper-p2p6	$100.00	$100.00	7/2/2010 4:14:03 PM
moneyfriend	$50.00	$50.00	7/2/2010 4:15:21 PM
jengachamp	$25.00	$25.00	7/2/2010 4:15:51 PM
harty	$60.00	$60.00	7/2/2010 4:16:59 PM
successful-euro	$30.00	$30.00	7/2/2010 4:08:01 PM
kenji4861	$25.00	$25.00	7/2/2010 4:00:54 PM
Tc11902	$25.00	$25.00	7/2/2010 4:11:23 PM
interest-jedi0	$50.00	$50.00	7/2/2010 4:12:25 PM
bid-czar8	$100.00	$100.00	7/2/2010 4:13:37 PM
clean-loyalty	$25.00	$25.00	7/2/2010 4:15:37 PM
Cai8899	$75.00	$75.00	7/2/2010 4:16:21 PM
the-transaction-stronghold	$50.00	$50.00	7/2/2010 4:11:56 PM
SNH	$75.00	$75.00	7/2/2010 4:17:35 PM
loot-heart	$50.00	$50.00	7/2/2010 4:12:06 PM
discrete-asset	$25.00	$25.00	7/2/2010 4:17:55 PM
mlopez2007	$25.00	$25.00	7/2/2010 4:12:20 PM
thestartuplender	$35.00	$35.00	7/2/2010 4:19:23 PM
teller	$60.00	$60.00	7/2/2010 4:19:39 PM
ferocious-exchange3	$25.00	$25.00	7/2/2010 4:19:49 PM
AmericanCredit	$25.00	$25.00	7/2/2010 4:14:32 PM
skvat	$25.00	$25.00	7/2/2010 4:19:59 PM
meenan	$25.00	$25.00	7/2/2010 4:14:50 PM
finance-negotiator2	$25.00	$25.00	7/2/2010 4:14:56 PM
Supernick	$50.00	$50.00	7/2/2010 4:21:09 PM
djs81	$37.74	$37.74	7/2/2010 4:22:39 PM
julijask	$35.00	$35.00	7/2/2010 4:09:30 PM
Winsten	$50.00	$20.26	7/2/2010 4:22:49 PM
simplelender80	$100.00	$100.00	7/2/2010 4:11:36 PM
bchen78875	$50.00	$50.00	7/2/2010 4:20:23 PM
inspired-contract9	$50.00	$50.00	7/2/2010 4:13:04 PM
1800porsche	$25.00	$25.00	7/2/2010 4:14:39 PM
tech310	$50.00	$50.00	7/2/2010 4:17:51 PM
Havana21	$25.00	$25.00	7/2/2010 4:20:19 PM
Algaes	$50.00	$50.00	7/2/2010 4:20:52 PM
alaco	$25.00	$25.00	7/2/2010 4:21:57 PM
Pulchritudinous	$25.00	$25.00	7/2/2010 4:22:41 PM
RandyL3	$25.00	$25.00	7/2/2010 4:24:31 PM
wwwUniversal	$25.00	$25.00	7/2/2010 4:24:49 PM
64 bids
Borrower Payment Dependent Notes Series 462534
This series of Notes was issued and sold upon the funding of the borrower loan #43290, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94
Final lender yield:	29.00%	Final borrower rate/APR:	30.00% / 32.38%	Final monthly payment:	$169.81

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	26.69%
Lender servicing fee:	1.00%	Estimated return:	2.31%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1998	Debt/Income ratio:	16%
Basic (1-10):	3	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	3 / 3	Length of status:	3y 5m
Credit score:	660-679 (Jun-2010)	Total credit lines:	15	Occupation:	Skilled Labor
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Amount delinquent:	$686	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	tgar101	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	31 ( 100% )	660-679 (Latest)
Principal borrowed:	$3,001.00	< 31 days late:	0 ( 0% )	640-659 (Dec-2009) 620-639 (Oct-2009) 640-659 (Nov-2007)
Principal balance:	$525.32	31+ days late:	0 ( 0% )
Total payments billed:	31
Description
Bathroom and Kitchen Renovation!
Please allow my to tell you a little about myself. I am 49 years old, married for 27 years and the father of three children and a grandfather. I work full-time as well as receive pension from a job I held for 28 years. I have lived and worked in the same area my entire life. Due to a case of credit fraud, I am considered High Risk by Prosper. However, I am very conscientious in regards to my finances and loan payments. I have never missed a payment, nor have I been late with my payments to Prosper. If this loan is funded, you can rest assured that will continue to be the case.

Thank you for your time and consideration.

Purpose of loan:
This loan will be used to renovate our two bathrooms and our kitchen. We have lived here for 14 years and plan to stay here until our youngest is out of school. Normal wear and tear have taken it's toll on these rooms and its time for some upgrades!

My financial situation:
I am a good candidate for this loan because I work full-time, I receive a pension check from a previous job that I held for 28 years and my oldest daughter receives an SSI check each month that can be used to help pay for loans where the money is used for home improvements. My credit is considered High Risk because a family member took several credit cards out in my name. I have spent the better part of the last three years dealing with the legal issues and red tape in order to clear my credit history. We are still dealing with one credit card company and I will soon have my good credit rating back. I have had a loan with Prosper since November of 2007 and have never been late or missed a payment. I will use a portion of this money to pay off my original loan with Prosper. My credit rating has improved since my original loan was funded.

Monthly net income: $4,528.00

Monthly expenses: $3015.00
??Housing: $ 1071.00
??Insurance: $ 174.00
??Car expenses: $ 305.00
??Utilities: $ 255.00
??Phone, cable, internet: $ 175.00
??Food, entertainment: $ 500.00
??Clothing, household expenses $ 175.00
??Credit cards and other loans: $ 110.00
??Other expenses: $ 250.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: Absolutely! No Matter What! I paid off two car loans and have six months left on my original Prosper loan and I have never missed a payment on ANY of these loans. I take my obligations very seriously. Thank you for your consideration! (Jun-29-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

golffish2	$100.00	$100.00	7/1/2010 9:43:30 AM
jhouman	$25.00	$25.00	7/2/2010 5:07:32 PM
realtormoises	$25.00	$25.00	7/2/2010 8:32:26 PM
SolarMoonshine	$25.00	$25.00	7/3/2010 7:52:03 AM
dough-rocket	$50.00	$50.00	7/3/2010 5:08:03 AM
Leshan	$100.00	$100.00	7/3/2010 9:48:09 AM
UCLA4life	$25.00	$25.00	7/3/2010 11:31:25 AM
Aberdeen	$400.00	$400.00	7/3/2010 6:53:09 PM
cash-tent	$50.00	$50.00	7/4/2010 8:27:16 AM
vigilance-searcher	$25.00	$25.00	7/4/2010 6:54:27 PM
trident8	$25.00	$25.00	7/4/2010 9:16:21 PM
ddoneday	$31.79	$31.79	7/5/2010 4:19:04 AM
farchoir	$25.00	$25.00	7/5/2010 4:55:35 AM
marwadi-62	$100.00	$100.00	7/4/2010 1:16:22 PM
oceanside	$25.00	$25.00	7/5/2010 4:51:30 AM
DasMula	$25.00	$25.00	7/5/2010 11:42:16 AM
CoolPlexer	$25.00	$25.00	7/5/2010 10:34:27 AM
Rip128	$35.00	$35.00	7/5/2010 5:36:55 AM
Mikale360	$25.00	$25.00	7/5/2010 6:44:49 AM
Mark-M	$25.00	$25.00	7/5/2010 7:07:45 AM
Kash2010lu	$25.00	$25.00	7/5/2010 3:10:53 PM
gshx2	$36.00	$36.00	7/5/2010 4:37:20 PM
houli123	$3,000.00	$1,904.33	7/5/2010 4:35:48 PM
clemclan	$27.81	$27.81	7/5/2010 4:37:41 PM
jhouman	$25.00	$25.00	6/29/2010 10:11:00 AM
Kash2010lu	$50.00	$50.00	7/1/2010 6:45:19 PM
genuine-integrity0	$30.00	$30.00	7/2/2010 9:50:29 AM
LeverageLender	$25.00	$25.00	7/4/2010 9:06:11 AM
Aberdeen	$400.00	$400.00	7/3/2010 6:53:10 PM
wlm3012	$25.00	$25.00	7/4/2010 6:50:43 PM
chameleon125	$50.00	$50.00	7/4/2010 9:17:24 PM
RebuildingAmerica	$74.07	$74.07	7/4/2010 11:22:31 PM
exchange-cowbell5	$50.00	$50.00	7/4/2010 5:53:13 PM
portfolio-turbine	$25.00	$25.00	7/5/2010 8:25:43 AM
p2ploan-sensation211	$25.00	$25.00	7/5/2010 4:37:22 PM
eriqnoodle	$25.00	$25.00	7/5/2010 10:15:22 AM
bull_lender	$36.00	$36.00	7/5/2010 4:36:46 PM
37 bids
Borrower Payment Dependent Notes Series 462888
This series of Notes was issued and sold upon the funding of the borrower loan #43293, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-03-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$135.71

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1996	Debt/Income ratio:	Not calculated
Basic (1-10):	4	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	6 / 5	Length of status:	4y 11m
Credit score:	620-639 (Jun-2010)	Total credit lines:	28	Occupation:	Engineer - Mechanic...
Now delinquent:	0	Revolving credit balance:	$7,768	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	95%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	3
Screen name:	aerocommander	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,495.00	< 31 days late:	0 ( 0% )	560-579 (Sep-2008)
Principal balance:	$854.59	31+ days late:	0 ( 0% )
Total payments billed:	20
Description
Pay off 1st Prosper + Credit Cards
Purpose of loan:
Consolidate the following with cash out for car repair:
Orchard Bank $700
Orchard Bank $700
Prosper $880
Medical Bills $500 (50.00 per month minimum)

My financial situation:
I have steady, full time income as a design engineer and have been in the position for just about 5 years. I receive periodic bonuses as well. My credit delinquencies are from years ago when I was unemployed and then working a commission only job.
My credit score has gone up over 60 points since my first Prosper loan. I have always paid on time with auto-debit, and all of my other bills are on time as well. This loan will help me get more streamlined, and eliminate my cards that have an annual fee.

Monthly net income: $ 3000.00 (not including bonuses)

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 45
??Car expenses: $ gas paid by employer
??Utilities: $ 150
??Phone, cable, internet: $ 190
??Food, entertainment: $ 400
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 300

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Kash2010lu	$35.00	$35.00	6/30/2010 8:50:47 PM
fallentimbers	$25.00	$25.00	6/30/2010 5:42:48 PM
EEasyMoney	$25.00	$25.00	7/1/2010 8:11:50 AM
YoungTaxMan	$200.00	$200.00	7/1/2010 10:32:33 AM
Gregger	$29.14	$29.14	7/1/2010 2:15:31 PM
chameleon125	$150.00	$150.00	7/1/2010 9:07:34 PM
Sudoku	$122.88	$122.88	7/2/2010 7:44:54 PM
Amber_Stone	$1,700.00	$1,652.98	7/3/2010 8:15:45 AM
chameleon125	$50.00	$50.00	6/30/2010 9:42:26 PM
Amber_Stone	$25.00	$25.00	7/1/2010 7:08:56 AM
Skeptical-one	$30.00	$30.00	7/1/2010 2:00:24 PM
reflective-rupee	$25.00	$25.00	7/1/2010 5:06:38 PM
mikeandcat	$50.00	$50.00	7/2/2010 5:20:05 AM
genuine-integrity0	$25.00	$25.00	7/2/2010 9:53:44 AM
EEasyMoney	$50.00	$50.00	7/1/2010 9:43:35 PM
victor111	$75.00	$75.00	7/2/2010 8:58:41 AM
WeshaTheLeopard	$25.00	$25.00	7/2/2010 4:06:58 AM
innovator2	$100.00	$100.00	7/2/2010 10:39:35 AM
Amber_Stone	$100.00	$100.00	7/2/2010 9:55:18 AM
bobd32	$25.00	$25.00	7/2/2010 3:59:00 PM
PrincessGrace33	$100.00	$100.00	7/2/2010 5:34:36 PM
realtormoises	$25.00	$25.00	7/3/2010 6:34:08 AM
unger	$30.00	$30.00	7/2/2010 7:52:00 PM
SolarMoonshine	$25.00	$25.00	7/3/2010 7:49:59 AM
24 bids
Borrower Payment Dependent Notes Series 463168
This series of Notes was issued and sold upon the funding of the borrower loan #43369, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,725.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-21-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	10.50%	Starting borrower rate/APR:	11.50% / 13.63%	Starting monthly payment:	$56.88
Final lender yield:	8.60%	Final borrower rate/APR:	9.60% / 11.70%	Final monthly payment:	$55.34

Auction yield range:	3.98% - 10.50%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2006	Debt/Income ratio:	23%
Basic (1-10):	9	Inquiries last 6m:	3	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	14 / 11	Length of status:	2y 1m
Credit score:	720-739 (Jun-2010)	Total credit lines:	35	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$2,337	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	29%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	BOYFROMVEGAS	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	720-739 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	700-719 (May-2010) 680-699 (Jan-2010) 680-699 (Dec-2009)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	4
Description
Vacation with my parents..
Purpose of loan:
First I want to thank very much all of those who trust me and invested, it was my pleasure to do business with you! My parents will came to visit me from Europe and I want to show them some places on this summer vacation. I did not see them since three years ago, and I want to have good memories and enjoy them.This loan will be used to pay for this vacation.

My financial situation:
I am a good candidate for this loan because I have good credit history and my first loan proves I am a good investment. I can repay on time without a problem this loan. I am a very low risky investment so please bid without worries. I will respect and honor my contracts and promises.

Monthly net income: $? 2000.00

Monthly expenses: $ 1,367.00
??Housing: $ 400.00
??Insurance: $ 116.00
??Car expenses: $ 251.00?
??Utilities: $ 0.00
??Phone, cable, internet: $ 50.00
??Food, entertainment: $ 125.00
??Clothing, household expenses $ 0.00
??Credit cards and other loans: $ 350.00?
??Other expenses: $ 75.00

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I (ridiculously) have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: I am not sure what your question is, but usually I respect my obligations and I am taking every precaution to not fail my promises, besides the first loan proved that. (Jun-26-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dontletmoneyfoolya	$100.00	$100.00	6/22/2010 5:23:04 PM
wwwUniversal	$25.00	$25.00	6/23/2010 9:14:51 AM
stephen_c01	$25.00	$25.00	6/23/2010 6:30:25 PM
Photoman42	$25.00	$25.00	6/24/2010 5:44:00 PM
D-N-A_Investments	$33.00	$33.00	6/25/2010 4:54:09 PM
DrNano	$50.00	$50.00	6/25/2010 1:09:01 PM
BUCS	$25.00	$25.00	6/25/2010 1:26:05 PM
statenisland51	$25.00	$25.00	6/25/2010 4:06:48 PM
2seriousteachers	$25.00	$25.00	6/26/2010 11:51:38 AM
gilbrear	$25.00	$25.00	6/26/2010 4:08:06 AM
Pendruce	$25.00	$25.00	6/26/2010 4:11:37 AM
Trident-Fund	$50.00	$50.00	6/26/2010 9:01:14 AM
leverage-monger	$25.00	$25.00	6/26/2010 9:36:38 AM
socal-lender	$25.00	$25.00	6/27/2010 9:59:07 PM
BigBizBuilder	$154.30	$154.30	6/28/2010 2:49:50 AM
a-wealth-visionary	$50.00	$50.00	6/28/2010 1:29:11 PM
forthright-principal2	$25.00	$25.00	6/28/2010 12:24:35 PM
lofo85	$25.00	$25.00	6/28/2010 2:38:41 PM
Personal-Bond	$50.00	$50.00	6/23/2010 9:14:47 AM
cwegert	$25.00	$25.00	6/23/2010 9:42:02 AM
Bski745	$25.00	$25.00	6/23/2010 9:56:01 PM
Lender0307	$25.00	$25.00	6/25/2010 10:07:17 AM
marwadi-62	$200.00	$200.00	6/25/2010 11:52:11 AM
mammalian4	$25.00	$25.00	6/26/2010 9:30:19 AM
Cashew6	$111.47	$111.47	6/26/2010 12:26:52 AM
ritwik	$50.00	$50.00	6/26/2010 7:54:22 PM
PalmerTheEmbalmer	$25.00	$25.00	6/26/2010 8:20:11 PM
kanyonkat	$25.00	$25.00	6/26/2010 10:17:32 PM
Earnest_Money	$25.00	$25.00	6/26/2010 2:31:08 PM
JaceSpade	$25.00	$25.00	6/26/2010 8:04:08 PM
vutah	$25.00	$25.00	6/27/2010 2:19:01 PM
commanding-income774	$25.00	$25.00	6/27/2010 5:37:46 PM
Johnab	$50.00	$50.00	6/28/2010 5:14:22 AM
wise382	$25.01	$25.01	6/27/2010 3:35:35 PM
justin323	$25.00	$25.00	6/27/2010 4:33:55 PM
jcw3rd	$25.00	$25.00	6/27/2010 4:38:14 PM
OnePoorDude	$52.20	$52.20	6/27/2010 7:16:47 PM
Loves-Corvairs	$25.00	$25.00	6/28/2010 9:31:54 AM
rce1964	$25.00	$25.00	6/28/2010 9:56:29 AM
bridgedoctor	$25.00	$25.00	6/28/2010 1:17:59 PM
myduck	$50.00	$49.02	6/28/2010 3:36:07 PM
exact-peso2	$25.00	$25.00	6/28/2010 12:16:57 PM
42 bids
Borrower Payment Dependent Notes Series 463190
This series of Notes was issued and sold upon the funding of the borrower loan #43313, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-21-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.53%	Starting monthly payment:	$47.84
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.54%	Final monthly payment:	$47.84

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1999	Debt/Income ratio:	29%
Basic (1-10):	9	Inquiries last 6m:	2	Employment status:	Part-time employee
Enhanced (1-5):	4	Current / open credit lines:	8 / 7	Length of status:	0y 9m
Credit score:	700-719 (Jun-2010)	Total credit lines:	11	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$5,610	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	37%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	happy-integrity2	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
taking cfp classes
Purpose of loan:
This loan will be used to fund my cfp (certified financial planning) classes?

My financial situation:
I am a good candidate for this loan because?I manage my money wisely
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I (ridiculously) have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: Toastmaster007, thank you for taking the chance on me and what I hope is not only to pay you back with interest but also join you as a lender and help others just like you. NO MATTER WHAT, paying you back will be my first priority. Thank you. (Jun-27-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

hrubinst	$25.00	$25.00	6/21/2010 3:55:57 PM
yield-seeker	$25.00	$25.00	6/21/2010 4:06:49 PM
studious-bonus7	$50.00	$50.00	6/21/2010 3:55:48 PM
orgy63	$25.00	$25.00	6/21/2010 3:55:28 PM
american6	$25.00	$25.00	6/21/2010 3:56:33 PM
personal-lender	$25.00	$25.00	6/21/2010 3:57:47 PM
bchen78875	$25.00	$25.00	6/21/2010 4:10:18 PM
SNH	$50.00	$50.00	6/21/2010 4:19:55 PM
tomjac2000	$25.00	$25.00	6/23/2010 8:49:57 PM
LawyerLoan	$50.00	$50.00	6/25/2010 1:56:00 PM
Srijaya	$25.00	$25.00	6/25/2010 3:41:21 PM
Lo0se_mo0se	$27.49	$27.49	6/25/2010 9:11:18 PM
jayk63	$25.00	$25.00	6/26/2010 4:17:59 AM
kanyonkat	$25.00	$25.00	6/26/2010 10:15:52 PM
MacBrandon	$25.00	$25.00	6/26/2010 12:10:11 PM
lsx7	$100.00	$100.00	6/26/2010 6:51:31 PM
PalmerTheEmbalmer	$25.00	$25.00	6/26/2010 8:22:33 PM
MoneyTree79	$25.00	$25.00	6/27/2010 6:54:35 AM
1phantom	$50.00	$50.00	6/27/2010 8:47:30 AM
itsmaj	$59.74	$59.74	6/28/2010 12:13:49 AM
wise382	$25.01	$25.01	6/27/2010 3:36:28 PM
ultimate-commitment	$25.00	$25.00	6/27/2010 7:28:14 PM
debt-legend	$25.00	$25.00	6/28/2010 8:28:00 AM
shellstar	$30.00	$30.00	6/28/2010 8:22:53 AM
a-wealth-visionary	$50.00	$50.00	6/28/2010 12:16:25 PM
treasure-hunter270	$25.00	$25.00	6/21/2010 3:57:17 PM
Avala	$50.00	$50.00	6/21/2010 3:56:19 PM
Havana21	$25.00	$25.00	6/21/2010 3:59:20 PM
riproaringrapids	$25.00	$25.00	6/21/2010 4:03:46 PM
orderly-loot	$25.00	$25.00	6/21/2010 4:07:05 PM
the-transaction-stronghold	$25.00	$11.02	6/21/2010 4:24:11 PM
forthright-principal2	$25.00	$25.00	6/21/2010 6:25:59 PM
wwwUniversal	$25.00	$25.00	6/21/2010 6:50:11 PM
persistent-funds9	$25.00	$25.00	6/23/2010 6:34:54 PM
squarebob	$25.00	$25.00	6/24/2010 11:01:01 AM
riveting-rate	$50.00	$50.00	6/24/2010 3:20:03 PM
Cherrypicker	$25.00	$25.00	6/25/2010 10:23:23 AM
UCSBGAUCHOS	$25.00	$25.00	6/25/2010 3:59:06 PM
beaufuture	$25.00	$25.00	6/26/2010 3:56:36 AM
theloanfiller	$25.00	$25.00	6/26/2010 8:01:14 PM
kevdigital	$25.00	$25.00	6/26/2010 7:32:20 AM
hidavehi	$55.00	$55.00	6/26/2010 12:25:49 PM
Lender0307	$25.00	$25.00	6/26/2010 9:11:53 PM
BrianCU15	$25.00	$25.00	6/27/2010 5:59:13 PM
tsmonaghan	$31.00	$31.00	6/27/2010 9:08:06 AM
CheapDolo22	$25.00	$25.00	6/28/2010 9:55:33 AM
moneytolend72	$35.74	$35.74	6/28/2010 10:23:39 AM
47 bids
Borrower Payment Dependent Notes Series 463390
This series of Notes was issued and sold upon the funding of the borrower loan #43322, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,700.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	30.00%	Starting borrower rate/APR:	31.00% / 33.39%	Starting monthly payment:	$202.11
Final lender yield:	29.11%	Final borrower rate/APR:	30.11% / 32.49%	Final monthly payment:	$199.81

Auction yield range:	13.98% - 30.00%	Estimated loss impact:	16.03%
Lender servicing fee:	1.00%	Estimated return:	13.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-2003	Debt/Income ratio:	29%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	9 / 7	Length of status:	0y 3m
Credit score:	600-619 (Jun-2010)	Total credit lines:	13	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$3,686	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	62%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Explorer02	Borrower's state:	Missouri	Borrower's group:	Have Money - Will Bid
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	21 ( 100% )	600-619 (Latest)
Principal borrowed:	$1,450.00	< 31 days late:	0 ( 0% )	620-639 (Jan-2010) 600-619 (Aug-2008) 680-699 (Jul-2008) 620-639 (Mar-2008)
Principal balance:	$721.19	31+ days late:	0 ( 0% )
Total payments billed:	21
Description
Conslidating Credit Card Debt
Purpose of loan:
I would like to consolidate all of my credit card debt and also pay off my first Prosper loan.

My financial situation:
I am a good candidate for this loan because I have a solid job and a financially solid family.

Monthly net income: $2500

Monthly expenses: $ 1030
??Housing: $ 120 (Living with family)
??Insurance: $ 75
??Car expenses: $ 330
??Utilities: $ 0
??Phone, cable, internet: $ 35
??Food, entertainment: $ 250
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 220
??Other expenses: $ 0

If were to get this loan it would do away with my $220 for credit card and other loans expenses.? It would actually drop that by $15-$20.

Current Loans and Credit Card Balances:

Chase - $1285.20
Capital One - $1468.32
HSBC - $406.20
JC Penney - $760.56
Prosper - $723.83

Total - $4644.11

Thank you for viewing my listing!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: How did you build up this credit card debt? What interest rate are you paying on it? Thanks and best wishes. - reflective-rupee
A: Hello, Thanks for viewing my listing and thank you for the question. I acquired this debt after many unfortunate events. In 208 my father unexpectedly passed away at 52, I lost my job, in 2009 a lost my next job do to the company going bankrupt and spent 4 months unemployed. It seemed as if every 3 or 4 months something would happen where I would need more money than I had, and I had to use credit cards. Currently my interest rates are any where from 22% - 30%. Thanks Again! (Jul-02-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AlexTrep	$25.00	$25.00	6/28/2010 4:56:35 PM
killdare	$25.00	$25.00	7/1/2010 8:26:38 AM
kingston1	$25.00	$25.00	7/1/2010 4:07:00 PM
Sturgee	$25.00	$25.00	7/1/2010 7:55:10 PM
Skeptical-one	$25.00	$25.00	7/2/2010 8:28:55 AM
Lender0000	$200.00	$200.00	7/2/2010 11:27:46 AM
BankofBeth	$25.00	$25.00	7/2/2010 2:09:47 PM
jhouman	$25.00	$25.00	7/2/2010 5:07:34 PM
wattboy	$73.43	$73.43	7/3/2010 6:13:22 AM
b-rent	$25.00	$25.00	7/2/2010 5:19:28 PM
new-truth-chuckler	$40.00	$40.00	7/2/2010 6:29:15 PM
SolarMoonshine	$25.00	$25.00	7/3/2010 11:55:18 AM
PXM-Financial	$35.00	$35.00	7/4/2010 1:18:31 AM
order-bee1	$750.00	$750.00	7/4/2010 10:09:01 PM
five-star-note	$25.00	$25.00	7/5/2010 2:56:35 AM
houli123	$2,000.00	$2,000.00	7/5/2010 4:33:38 PM
Engineer44	$25.00	$25.00	7/5/2010 4:37:07 PM
lendstats_com	$250.00	$250.00	7/5/2010 10:11:26 AM
CoolPlexer	$25.00	$25.00	7/5/2010 10:35:30 AM
farchoir	$25.00	$25.00	7/5/2010 4:34:38 PM
srthsvghdthtr	$25.00	$25.00	7/5/2010 3:03:44 PM
supreme-hope	$25.00	$25.00	6/29/2010 4:05:40 AM
UCLA4life	$25.00	$25.00	6/29/2010 1:35:39 PM
well-mannered-income3	$25.00	$25.00	6/29/2010 3:00:51 PM
red-favorable-basis	$25.00	$25.00	6/29/2010 1:39:21 PM
Kash2010lu	$25.00	$25.00	7/1/2010 6:48:15 PM
new-smart-fund	$50.00	$50.00	7/2/2010 2:48:00 PM
point-mastery	$50.00	$50.00	7/2/2010 9:23:08 PM
Leshan	$126.09	$126.09	7/3/2010 9:50:24 AM
PugDog	$25.00	$25.00	7/5/2010 8:22:28 AM
brother_tam	$500.00	$243.34	7/4/2010 2:46:32 PM
mrxtravis	$100.00	$100.00	7/5/2010 8:51:25 AM
commerce-stronghold	$25.00	$25.00	7/5/2010 6:35:34 AM
lucrative-loan	$50.00	$50.00	7/5/2010 12:11:41 PM
Leopoldine	$25.00	$25.00	7/5/2010 3:39:31 PM
buyrite334	$82.14	$82.14	7/5/2010 11:27:20 AM
glroark	$50.00	$50.00	7/5/2010 1:51:10 PM
vigilance-searcher	$25.00	$25.00	7/5/2010 2:51:26 PM
twjh	$25.00	$25.00	7/5/2010 2:56:29 PM
39 bids
Borrower Payment Dependent Notes Series 463496
This series of Notes was issued and sold upon the funding of the borrower loan #43378, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$226.18

Auction yield range:	16.98% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Oct-1990	Debt/Income ratio:	19%
Basic (1-10):	2	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	1	Current / open credit lines:	5 / 5	Length of status:	7y 0m
Credit score:	680-699 (Jun-2010)	Total credit lines:	41	Occupation:	Sales - Retail
Now delinquent:	1	Revolving credit balance:	$3,151	Stated income:	$25,000-$49,999
Amount delinquent:	$463	Bankcard utilization:	67%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	Sydneynsimon	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	34 ( 100% )	680-699 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	660-679 (May-2010) 660-679 (Jul-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	34
Description
Moving out of the in-laws home
Purpose of loan:
This loan will be used to? Pay off my credit cards

My financial situation:
I am a good candidate for this loan because? I keep up on my bills

Monthly net income: $ 3400

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 87
??Car expenses: $ 150
??Utilities: $ 200
??Phone, cable, internet: $ 87
??Food, entertainment: $50
??Clothing, household expenses $ 300
??Credit cards and other loans: $4500?
??Other expenses: $n/a
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I noticed that you put $4500 for your monthly credit card and other loan payments. You meant $450.00 correct? - heritage_loans
A: No, that is the amount in my name minus the car loans and the loan my father in law gave us 2 years ago before our baby was born. (Jun-23-2010)
Q: Ok sorry, I have to get clarification on this. Is $4500 really your monthly expense for credit cards and other loans? If $4500 is actually your total debt, what is your monthly payment? Could you explain this a bit more? Thanks! - bobd32
A: That is my actual cc debt. The monthly payments are different with each card just as the interest rates are different too. (Jun-24-2010)
Q: Hi, Just want to commend you on your timely payments on the last Prosper loan and Thank You for choosing Prosper again for your new loan! - DasMula
A: And thank you for noticing. I am greatful for the last loan and am really hoping I can get funded this time as well. I think Prosper is a great way for people to get the financial help they are looking for. (Jun-28-2010)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	6/23/2010 4:22:23 PM
alexgalt	$100.00	$100.00	6/23/2010 4:12:00 PM
Kash2010lu	$25.00	$25.00	6/23/2010 10:49:22 PM
reflective-rupee	$25.00	$25.00	6/23/2010 4:56:11 PM
Legally_Blonde	$127.00	$127.00	6/23/2010 7:49:17 PM
periko	$25.00	$25.00	6/25/2010 6:34:40 AM
BrighterSuns	$25.00	$25.00	6/25/2010 8:55:37 AM
innovator2	$100.00	$100.00	6/25/2010 12:44:49 PM
PXM-Financial	$59.00	$59.00	6/25/2010 8:43:00 PM
well-mannered-income3	$25.00	$25.00	6/25/2010 6:21:12 PM
genuine-integrity0	$25.00	$25.00	6/26/2010 7:16:30 AM
YoungTaxMan	$342.16	$342.16	6/25/2010 7:05:27 PM
lucrative-loan	$30.33	$30.33	6/25/2010 11:38:39 PM
Deebz	$33.16	$33.16	6/27/2010 3:28:26 PM
victor111	$75.00	$75.00	6/28/2010 7:43:19 AM
zone6	$100.00	$100.00	6/28/2010 7:11:08 PM
five-star-note	$50.00	$50.00	6/28/2010 7:15:04 PM
myutmost	$41.35	$41.35	6/28/2010 6:34:29 PM
DasMula	$25.00	$25.00	6/28/2010 8:36:46 PM
Amber_Stone	$300.00	$300.00	6/28/2010 9:43:53 PM
jbloans	$25.00	$25.00	6/28/2010 7:04:00 PM
Aberdeen	$400.00	$400.00	6/28/2010 7:15:08 PM
DasMula	$25.00	$25.00	6/28/2010 8:35:53 PM
DasMula	$100.00	$100.00	6/28/2010 8:40:00 PM
DasMula	$25.00	$25.00	6/28/2010 8:36:18 PM
DasMula	$25.00	$25.00	6/28/2010 8:36:31 PM
DasMula	$100.00	$100.00	6/28/2010 8:40:18 PM
dynrep	$25.00	$25.00	6/29/2010 5:06:09 AM
twjh	$25.00	$25.00	6/29/2010 9:39:23 AM
YoungTaxMan	$361.47	$361.47	6/29/2010 9:35:53 AM
RecoveryLender	$25.00	$25.00	6/29/2010 9:42:35 AM
reflective-rupee	$200.00	$150.52	6/29/2010 9:51:18 AM
Kash2010lu	$50.00	$50.00	6/23/2010 7:32:00 PM
chameleon125	$50.00	$50.00	6/23/2010 8:57:22 PM
return-grizzly	$100.00	$100.00	6/25/2010 1:04:22 AM
unger	$50.00	$50.00	6/25/2010 2:18:03 AM
YoungTaxMan	$500.00	$500.00	6/24/2010 9:17:19 PM
innovator2	$50.00	$50.00	6/24/2010 9:39:48 PM
aztocas	$50.00	$50.00	6/24/2010 9:55:19 PM
big_balla_papi	$25.00	$25.00	6/25/2010 2:47:11 AM
realtormoises	$25.00	$25.00	6/25/2010 9:45:27 AM
UCLA4life	$25.00	$25.00	6/25/2010 10:00:52 AM
ultimate-power2	$25.00	$25.00	6/25/2010 10:55:18 AM
buffalobills	$25.00	$25.00	6/25/2010 9:23:29 PM
wlm3012	$25.00	$25.00	6/26/2010 2:26:45 PM
new-smart-fund	$50.00	$50.00	6/26/2010 12:45:06 PM
AlexTrep	$25.00	$25.00	6/27/2010 2:01:25 PM
Rip128	$150.00	$150.00	6/27/2010 8:17:51 PM
FinDoc	$25.00	$25.00	6/28/2010 5:55:09 AM
jhouman	$25.00	$25.00	6/28/2010 4:14:39 PM
jhouman	$25.00	$25.00	6/28/2010 1:29:35 PM
Aberdeen	$400.00	$400.00	6/28/2010 7:15:09 PM
DasMula	$25.00	$25.00	6/28/2010 8:35:35 PM
DasMula	$25.00	$25.00	6/28/2010 8:36:06 PM
DasMula	$100.00	$100.00	6/28/2010 8:40:56 PM
DasMula	$25.00	$25.00	6/28/2010 8:38:22 PM
houli123	$105.01	$105.01	6/29/2010 12:14:22 AM
Rip128	$150.00	$150.00	6/29/2010 6:24:28 AM
MrPie	$25.00	$25.00	6/29/2010 7:45:58 AM
59 bids
Borrower Payment Dependent Notes Series 463738
This series of Notes was issued and sold upon the funding of the borrower loan #43299, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,300.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jun-23-2010
				Auction end date:	Jun-30-2010

Starting lender yield:	18.90%	Starting borrower rate/APR:	19.90% / 22.14%	Starting monthly payment:	$122.47
Final lender yield:	18.83%	Final borrower rate/APR:	19.83% / 22.06%	Final monthly payment:	$122.35

Auction yield range:	7.98% - 18.90%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	11.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1991	Debt/Income ratio:	15%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 10	Length of status:	7y 5m
Credit score:	640-659 (Jun-2010)	Total credit lines:	33	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$34,874	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	94%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	blissful-repayment	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to pay off and close credit card accounts that I accumulated after buying a house and taking care of upgrades.

My financial situation:
I am a good candidate for this loan because I am not late with payments and do not miss them. My credit rating was 730 before the debt to income ratio adjusted it. I have a condo also that I will either rent or put up for sale. I want to get the credit cards paid before the initial interest free time expires.

Monthly net income: $ 3845

Monthly expenses: $
??Housing: $ 1443
??Insurance: $ Incl.
??Car expenses: $ 75 for gas
??Utilities: $ 150
??Phone, cable, internet: $ 60
??Food, entertainment: $ 60
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 800
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, your DTI is 15%, with debt payments of $1443+800=2243, that implies a gross income of $180,000. Is that correct? Does it include income from your partner? Thanks. - interest88
A: If that is what the DTI shows, it is wrong. My net income is $3845 per month and the debts are listed on the listing. Thanks, Doug (Jun-28-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

jpollar	$50.00	$50.00	6/23/2010 4:13:19 PM
spy0	$25.00	$25.00	6/24/2010 7:15:18 AM
dontletmoneyfoolya	$50.00	$50.00	6/24/2010 9:25:52 AM
Socorro_Capital_Partners	$25.00	$25.00	6/24/2010 7:41:43 PM
credit-panda1	$25.00	$25.00	6/25/2010 9:01:15 AM
Ambassador	$50.00	$50.00	6/25/2010 5:39:31 PM
Trident-Fund	$50.00	$50.00	6/26/2010 9:03:49 AM
Ven58	$25.00	$25.00	6/25/2010 10:56:33 PM
spiff666	$25.00	$25.00	6/27/2010 8:01:41 AM
SkinnyFish	$25.00	$25.00	6/28/2010 9:48:12 AM
Techne_Funds_LLC	$25.00	$25.00	6/28/2010 4:33:28 PM
Moneypenny6	$30.00	$30.00	6/28/2010 4:17:18 PM
Reliance_Banker	$25.00	$25.00	6/28/2010 5:54:19 PM
zone6	$100.00	$100.00	6/28/2010 7:20:02 PM
balance-chestnut	$50.00	$50.00	6/29/2010 11:17:58 AM
interest88	$25.00	$25.00	6/29/2010 9:45:51 AM
benevolent1	$25.00	$25.00	6/29/2010 2:35:10 PM
jchurchi	$25.00	$25.00	6/29/2010 3:02:56 PM
entertaining-revenue	$32.76	$32.76	6/29/2010 3:32:03 PM
rjcoutur2001	$35.00	$35.00	6/29/2010 2:57:22 PM
mammalian4	$50.00	$50.00	6/29/2010 5:43:09 PM
nilonc1	$75.00	$67.59	6/29/2010 7:50:25 PM
1LendingSource	$25.00	$25.00	6/29/2010 5:59:40 PM
anarchy1985	$30.21	$30.21	6/29/2010 8:22:51 PM
gilbrear	$25.00	$25.00	6/29/2010 4:41:57 PM
MONEY_IN_THE_BANK	$25.00	$25.00	6/29/2010 9:15:51 PM
sunsetlending	$50.00	$50.00	6/30/2010 6:04:04 AM
intelligent-reward7	$34.12	$34.12	6/30/2010 8:05:24 AM
credit-coach118	$35.00	$35.00	6/30/2010 8:50:33 AM
ryan6853	$25.00	$25.00	6/30/2010 7:55:16 AM
amlu1988	$25.00	$25.00	6/30/2010 10:05:57 AM
porwestco	$25.00	$25.00	6/30/2010 8:50:47 AM
peb44	$25.00	$25.00	6/30/2010 8:55:01 AM
worthy-bid4	$25.00	$25.00	6/30/2010 9:19:25 AM
willinvest	$25.00	$25.00	6/30/2010 10:01:50 AM
wild-orange	$25.00	$25.00	6/30/2010 10:38:25 AM
theboygenius	$25.00	$25.00	6/30/2010 11:24:39 AM
CashBank	$25.00	$25.00	6/30/2010 8:38:14 AM
sensational-peace6	$50.00	$50.00	6/30/2010 2:43:29 PM
order-bee1	$50.00	$50.00	6/30/2010 1:07:31 PM
money-fort	$35.00	$35.00	6/30/2010 12:54:42 PM
Engineer44	$25.00	$25.00	6/30/2010 4:09:40 PM
friendinmoney	$50.00	$50.00	6/30/2010 4:10:09 PM
income-fortress	$25.00	$25.00	6/23/2010 4:20:15 PM
scratch4you	$25.00	$25.00	6/23/2010 4:37:21 PM
Easystreet	$25.00	$25.00	6/23/2010 4:24:30 PM
Bank_Of_XL	$100.00	$100.00	6/23/2010 6:47:17 PM
Uylsses	$100.00	$100.00	6/24/2010 7:08:22 AM
Uylsses	$100.00	$100.00	6/24/2010 9:28:19 AM
jmvingeorgia	$100.00	$100.00	6/24/2010 12:47:32 PM
mlj0671	$25.00	$25.00	6/24/2010 7:58:03 PM
Queueball1	$50.00	$50.00	6/25/2010 8:46:12 AM
cash-vault	$25.00	$25.00	6/25/2010 9:39:34 AM
interstellar	$50.00	$50.00	6/25/2010 9:38:20 AM
Sol_Invictus	$25.00	$25.00	6/25/2010 5:50:07 PM
wlm3012	$25.00	$25.00	6/26/2010 11:49:22 AM
ghinga	$30.00	$30.00	6/26/2010 1:30:28 PM
LoanerPrincipal	$25.00	$25.00	6/28/2010 9:47:15 AM
Ambassador	$25.00	$25.00	6/28/2010 6:06:29 PM
wonder3	$25.00	$25.00	6/29/2010 1:06:42 PM
tompau	$25.00	$25.00	6/29/2010 2:51:00 PM
investment-cluster	$25.00	$25.00	6/29/2010 1:55:33 PM
trumpeter5	$25.00	$25.00	6/29/2010 3:33:40 PM
intuitive-bill	$25.00	$25.00	6/29/2010 12:41:18 PM
MattProsper	$25.00	$25.00	6/29/2010 4:14:44 PM
northern_paddler	$25.00	$25.00	6/29/2010 7:43:18 PM
wealth-grasshopper0	$100.00	$100.00	6/29/2010 10:35:09 PM
malomar66	$41.99	$41.99	6/29/2010 10:27:27 PM
Mindful7	$25.00	$25.00	6/30/2010 6:00:51 AM
duty-monger	$50.00	$50.00	6/30/2010 4:21:38 AM
revenue-sapling	$25.00	$25.00	6/30/2010 9:52:16 AM
Leshan	$33.33	$33.33	6/30/2010 8:34:43 AM
patriot384	$140.00	$140.00	6/30/2010 6:35:47 AM
courteous-bazaar	$100.00	$100.00	6/30/2010 11:49:33 AM
ethicalhumanist	$25.00	$25.00	6/30/2010 11:53:34 AM
myduck	$30.00	$30.00	6/30/2010 3:43:28 PM
bill-expert	$150.00	$150.00	6/30/2010 2:42:07 PM
jcw3rd	$25.00	$25.00	6/30/2010 3:27:17 PM
goodhearted-basis4	$25.00	$25.00	6/30/2010 3:51:46 PM
changger	$50.00	$50.00	6/30/2010 12:59:57 PM
debtcollector	$50.00	$50.00	6/30/2010 1:40:08 PM
81 bids
Borrower Payment Dependent Notes Series 463814
This series of Notes was issued and sold upon the funding of the borrower loan #43284, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,250.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	0.6%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	6.10%	Starting borrower rate/APR:	7.10% / 7.44%	Starting monthly payment:	$131.42
Final lender yield:	6.10%	Final borrower rate/APR:	7.10% / 7.44%	Final monthly payment:	$131.42

Auction yield range:	2.98% - 6.10%	Estimated loss impact:	0.60%
Lender servicing fee:	1.00%	Estimated return:	5.50%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-1988	Debt/Income ratio:	10%
Basic (1-10):	10	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	2y 5m
Credit score:	860-879 (Jun-2010)	Total credit lines:	19	Occupation:	Executive
Now delinquent:	0	Revolving credit balance:	$15,461	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	Ranger5	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	860-879 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	800-819 (May-2010) 820-839 (Sep-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	4
Description
Painting and other projects
Purpose of loan:
This loan will be used to?

My appollogies to the folks that bid on my first loan.? I had my mail forwarded to the new house and the verification of my address process never completed.? I was advised to relist under my new address.

I bought a new house and would like to have the exterior walls repaired, cleaned and painted.? I would also like to add some exterior lighting features and garage door openers.?

My financial situation:
I am a good candidate for this loan because?

I work for a financial institution, and have been in this business for more than 20 years.? I understand the value of a good credit rating and what it means to my career to maintain a superior credit rating.? I pay my debts and I pay them on time.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

successful-euro	$75.00	$75.00	6/25/2010 4:57:09 PM
kenji4861	$25.00	$25.00	6/25/2010 4:59:07 PM
Havana21	$25.00	$25.00	6/25/2010 5:00:18 PM
personal-lender	$25.00	$25.00	6/25/2010 5:00:32 PM
fair-funds	$25.00	$25.00	6/25/2010 5:00:41 PM
orgy63	$25.00	$25.00	6/25/2010 5:03:01 PM
alexstar	$25.00	$25.00	6/25/2010 5:03:17 PM
dtrain5	$25.00	$25.00	6/25/2010 5:05:42 PM
buukyak	$25.00	$25.00	6/25/2010 4:55:55 PM
murren	$25.00	$25.00	6/25/2010 5:06:37 PM
dharma1	$25.00	$25.00	6/25/2010 4:57:23 PM
stilleto8	$25.00	$25.00	6/25/2010 4:58:14 PM
a-wealth-visionary	$25.00	$25.00	6/25/2010 4:59:23 PM
turbospeed	$25.00	$25.00	6/25/2010 4:59:21 PM
Artist_Blue	$25.00	$25.00	6/25/2010 4:59:30 PM
flexible-value	$28.00	$28.00	6/25/2010 5:00:10 PM
Tc11902	$25.00	$25.00	6/25/2010 5:00:47 PM
bountiful-durability	$100.00	$100.00	6/25/2010 5:00:58 PM
hookUup	$25.00	$25.00	6/25/2010 5:01:16 PM
tekkie2412	$25.00	$25.00	6/25/2010 5:02:01 PM
treasure-hunter270	$25.00	$25.00	6/25/2010 5:03:05 PM
tntmojave	$25.00	$25.00	6/25/2010 5:03:23 PM
ThomasC	$25.00	$25.00	6/25/2010 5:02:42 PM
blot44	$25.00	$25.00	6/25/2010 9:04:25 PM
Reinadog9	$50.00	$50.00	6/25/2010 9:54:34 PM
Lii4me	$50.00	$50.00	6/25/2010 5:05:35 PM
ray1051	$50.00	$50.00	6/25/2010 5:06:07 PM
bid-czar8	$100.00	$100.00	6/25/2010 5:05:28 PM
reflective-rupee	$25.00	$25.00	6/25/2010 5:06:16 PM
BaxterEvil	$25.00	$25.00	6/25/2010 5:06:22 PM
4XKcWfGvp9kC3ELjo4pL	$25.00	$25.00	6/25/2010 5:06:54 PM
SCTrojangirl	$25.00	$25.00	6/25/2010 5:08:07 PM
proper-p2p6	$100.00	$100.00	6/25/2010 5:08:12 PM
emprestador	$25.00	$25.00	6/25/2010 5:25:21 PM
head	$25.00	$25.00	6/25/2010 11:11:29 PM
RandyL3	$25.00	$25.00	6/25/2010 11:27:47 PM
otalon	$25.00	$25.00	6/26/2010 2:17:22 PM
famous-bill	$50.00	$50.00	6/26/2010 6:04:37 AM
AmericanCredit	$25.00	$25.00	6/26/2010 10:50:22 AM
SNH	$33.97	$33.97	6/26/2010 11:39:26 AM
1800porsche	$25.00	$25.00	6/26/2010 2:39:34 PM
Goodthing	$25.00	$25.00	6/26/2010 11:49:47 PM
ProfPC	$25.00	$25.00	6/27/2010 6:21:46 AM
dontscrewmeover1	$25.00	$25.00	6/27/2010 10:26:33 AM
balance6	$25.00	$25.00	6/27/2010 10:35:01 AM
tlam168	$50.00	$50.00	6/27/2010 10:27:00 AM
miq3263827	$25.00	$25.00	6/28/2010 5:17:22 AM
beachfunder	$25.00	$25.00	6/28/2010 11:23:23 AM
wwwUniversal	$25.00	$25.00	6/28/2010 10:15:10 AM
gsp1885	$27.00	$27.00	6/28/2010 1:35:25 PM
dontletmoneyfoolya	$50.00	$50.00	6/29/2010 7:03:00 AM
mrcrace	$25.00	$25.00	6/30/2010 3:59:45 AM
SchaeferJ	$25.00	$25.00	6/30/2010 10:51:07 AM
MoneyTree79	$54.80	$54.80	6/30/2010 5:19:31 PM
Bank_Of_XL	$25.00	$25.00	7/1/2010 8:01:44 AM
dmitriy2	$25.00	$25.00	7/1/2010 9:53:41 AM
Dollars4Rent	$25.00	$25.00	7/1/2010 4:44:46 PM
Dollars4Rent	$25.00	$25.00	7/1/2010 4:44:29 PM
sweety075	$25.00	$25.00	7/1/2010 6:14:56 PM
bannybucks	$25.00	$25.00	7/1/2010 6:29:01 PM
triumphant-bonus	$36.22	$36.22	7/2/2010 7:50:23 AM
IWANT2HELP	$25.00	$25.00	7/1/2010 10:06:35 PM
FundMaker	$25.00	$25.00	7/2/2010 11:39:57 AM
c03rc3	$25.00	$25.00	7/2/2010 1:51:43 PM
StocksMan	$50.00	$50.00	7/2/2010 4:52:30 PM
friendinmoney	$25.00	$25.00	7/2/2010 4:18:42 PM
simplelender80	$100.00	$100.00	6/25/2010 5:01:34 PM
gojackgo	$50.00	$50.00	6/25/2010 5:01:42 PM
Global2010	$50.00	$50.00	6/25/2010 5:02:25 PM
investment-network	$25.00	$25.00	6/25/2010 5:02:51 PM
inspired-contract9	$50.00	$50.00	6/25/2010 5:04:14 PM
syounker	$25.00	$25.00	6/25/2010 5:04:26 PM
swiftsoul	$25.00	$25.00	6/25/2010 4:56:00 PM
potatoepicker	$50.00	$50.00	6/25/2010 5:05:48 PM
riproaringrapids	$25.00	$25.00	6/25/2010 4:57:17 PM
alpinaut	$25.00	$25.00	6/25/2010 5:08:28 PM
american6	$50.00	$50.00	6/25/2010 5:00:04 PM
delicious-social132	$25.00	$25.00	6/25/2010 5:00:53 PM
credit-investor5	$100.00	$100.00	6/25/2010 5:01:50 PM
jangalt	$72.00	$72.00	6/25/2010 5:02:16 PM
transparency-advocator	$50.00	$50.00	6/25/2010 6:54:42 PM
loot-heart	$50.00	$50.00	6/25/2010 5:02:56 PM
interest-jedi0	$50.00	$50.00	6/25/2010 5:03:19 PM
the-transaction-stronghold	$50.00	$50.00	6/25/2010 5:02:34 PM
mlopez2007	$25.00	$25.00	6/25/2010 5:03:11 PM
Jassi	$25.00	$25.00	6/25/2010 5:04:33 PM
Ivan2007	$25.00	$25.00	6/25/2010 5:07:25 PM
logical-loyalty0	$25.00	$25.00	6/25/2010 5:06:33 PM
julijask	$35.00	$35.00	6/25/2010 5:06:39 PM
ethicalhumanist	$25.00	$25.00	6/25/2010 5:06:43 PM
bchen78875	$50.00	$50.00	6/25/2010 11:12:01 PM
mglanham	$25.00	$25.00	6/27/2010 7:01:53 AM
TrustOne	$50.00	$50.00	6/27/2010 10:27:07 AM
radforj22	$50.00	$50.00	6/27/2010 10:35:15 AM
HUNTER599673	$25.00	$25.00	6/26/2010 4:39:33 PM
rosie777	$40.00	$40.00	6/26/2010 4:49:32 PM
all_of_that_one	$25.00	$25.00	6/26/2010 5:24:40 PM
meenan	$25.00	$25.00	6/26/2010 10:09:37 PM
finance-negotiator2	$25.00	$25.00	6/27/2010 5:59:29 AM
Crusader88	$25.00	$25.00	6/27/2010 10:27:08 AM
Walkingcowboy	$25.00	$25.00	6/27/2010 10:27:03 AM
moneyfriend	$50.00	$32.19	6/27/2010 1:19:41 PM
Personal-Bond	$50.00	$50.00	6/28/2010 6:44:30 AM
lender987654321	$30.00	$30.00	6/28/2010 6:00:04 AM
octoberfresh	$25.00	$25.00	6/28/2010 6:58:34 AM
cloud8	$40.00	$40.00	6/28/2010 11:41:51 AM
JGuide	$26.49	$26.49	6/28/2010 10:36:37 AM
top-courteous-peso	$35.00	$35.00	6/28/2010 12:15:14 PM
Kelor99	$25.00	$25.00	6/28/2010 12:32:49 PM
loanman2007	$50.00	$50.00	6/29/2010 12:30:21 PM
giovani	$25.00	$25.00	6/29/2010 3:56:59 PM
billnsc	$25.00	$25.00	6/29/2010 7:58:11 PM
repayment-launcher	$25.00	$25.00	7/1/2010 5:21:02 AM
outofoffice	$75.00	$75.00	6/30/2010 5:26:34 PM
ualdriver	$34.27	$34.27	7/1/2010 5:41:57 PM
redtilapia	$25.00	$25.00	7/1/2010 6:38:54 PM
GlenBank30	$25.00	$25.00	7/1/2010 8:05:47 PM
Lo0se_mo0se	$25.00	$25.00	7/1/2010 8:13:39 PM
Isotope	$25.00	$25.00	7/1/2010 5:30:39 PM
dma1206	$25.00	$25.00	7/2/2010 3:21:26 PM
Richmp412	$25.00	$25.00	7/2/2010 3:51:41 PM
Earn_money	$25.06	$25.06	7/2/2010 4:07:50 PM
Randawg	$25.00	$25.00	7/2/2010 4:39:04 PM
123 bids
Borrower Payment Dependent Notes Series 463830
This series of Notes was issued and sold upon the funding of the borrower loan #43387, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,999.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$361.49
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$361.49

Auction yield range:	10.98% - 17.00%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1987	Debt/Income ratio:	20%
Basic (1-10):	7	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 7	Length of status:	10y 3m
Credit score:	640-659 (May-2010)	Total credit lines:	15	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$5,402	Stated income:	$75,000-$99,999
Amount delinquent:	$0	Bankcard utilization:	54%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	cushlamila	Borrower's state:	Texas	Borrower's group:	Service Academy Graduates
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	60 ( 100% )	640-659 (Latest)
Principal borrowed:	$20,498.00	< 31 days late:	0 ( 0% )	620-639 (Aug-2008) 660-679 (Oct-2007) 620-639 (Sep-2007) 520-539 (Aug-2007)
Principal balance:	$3,352.50	31+ days late:	0 ( 0% )
Total payments billed:	60
Description
Funding Business Expansion
I graduated from the United States Air Force Academy in 1989.? Following graduation I flew for 9 years as both a T-38 instructor pilot and C-5 transport pilot.? Since leaving the AF in 1998 and moving to the Houston area, I have been involved in sales in both the medical and advertising industries.? Currently I am a top-performing advertising executive where I have worked for 10+ years. My wife is a domestic goddess and homeschools our 3 kids.? We own a rapidly growing vending company that currently comprises 200 locations and produces?an average of?$15,000 a month in revenue.? All of the revenue is being re-invested back into the business to allow for further expansion.? We've developed a completely new vending channel with a huge need that has and will continue to fuel our rapid growth.? My sales experience, discipline and fierce drive are also key factors in our success!? This loan will help us purchase equipment, enabling us to sign contracts with much larger Texas-based locations.

Our business automatically takes on our current personal credit rating even though it has been profitable from day one.? Two missed credit card payments (which were paid the next month) back in late 2008 have led to our less than stellar credit rating.

Our financial situation:

Personal Take Home Income: $6000/month (average including monthly bonus checks and business income)
Rent $1050
Credit Card $1200
Car Payment $400
Utilities $300
Phone/Cell Phones $180
Cable/Internet $85
Food/Clothing $900
Homeschool Expenses $200

Remaining: $1685/month on average

Business Income: $15,000/month
Prosper Loan #1 $264.38 ($4010.74 remaining balance)
Credit Cards (3) $600 (balance of $5200)
Office Space $500
Charity Payments $5000
Product Costs (stickers/toys/gumballs, etc) $5000
Liability Insurance $30

Remaining: $3605/month

Two and a half years ago?we paid off our first Prosper.com loan in record time (10 months)?and we?just finished paying off our second loan 8 months early, so our prosper history is exceptional.? Our proven business system and rapid growth will allow us to payoff our 3rd prosper loan by the end of the summer.? This loan request is our 4th.? Thanks for your support in advance!? We couldn't make our pursuit of the American Dream a reality without the support of Prosper and our loan partners!
Information in the Description is not verified.
Friends And Family Winning Bids
JGuide has bid a total of $400.00 in winning bids.
"Prior Air Force Officer, Job and contact info verified! Impressive guy!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Do you mind sharing the type of vending business you are investing in? It sounds intriguing and lucritive. - Earnest_Money
A: Our business focus is bulk vending of stickers. (Jul-03-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

MoneyForNothing	$85.91	$85.91	6/28/2010 10:36:52 PM
marinbb	$50.00	$50.00	6/30/2010 7:04:14 PM
RickColo	$159.63	$159.63	7/1/2010 12:56:26 PM
mcs99	$100.00	$100.00	7/2/2010 9:07:09 AM
hib1	$83.92	$83.92	7/2/2010 11:01:02 AM
NorCalBanker09	$150.00	$150.00	7/2/2010 9:36:08 AM
loanman2007	$300.00	$300.00	7/2/2010 11:13:38 AM
eloquent-bill6	$25.00	$25.00	7/2/2010 4:49:55 PM
JGuide	$400.00	$400.00	7/2/2010 5:44:47 PM
dammage	$505.00	$505.00	7/3/2010 7:55:00 AM
MathProfessor	$500.00	$500.00	7/2/2010 6:37:03 PM
jimmit	$54.68	$54.68	7/3/2010 1:43:23 AM
Dollars4Rent	$25.00	$25.00	7/3/2010 2:00:41 PM
credit-coach118	$25.00	$25.00	7/4/2010 7:15:14 PM
bondhedger	$25.00	$25.00	7/5/2010 9:56:22 AM
CoolPlexer	$25.00	$25.00	7/5/2010 10:39:33 AM
Aberdeen	$400.00	$400.00	7/5/2010 9:53:20 AM
CA_Lender	$25.00	$25.00	7/5/2010 2:42:22 PM
Aberdeen	$400.00	$400.00	7/5/2010 9:53:39 AM
loanman2007	$100.00	$100.00	7/5/2010 10:55:15 AM
RB_Double-A_Bravo	$500.00	$500.00	7/5/2010 2:52:26 PM
srthsvghdthtr	$25.00	$25.00	7/5/2010 2:56:24 PM
bold-currency-holly	$25.00	$25.00	7/5/2010 3:23:48 PM
portfolio-turbine	$25.00	$25.00	7/5/2010 4:21:38 PM
intuitive-bill	$25.00	$25.00	6/29/2010 11:52:41 AM
jhouman	$25.00	$25.00	6/29/2010 10:11:01 AM
smart-risk-lender	$150.00	$150.00	6/30/2010 8:12:11 PM
tech310	$100.00	$100.00	6/30/2010 10:21:48 PM
bannybucks	$25.00	$25.00	7/1/2010 6:39:53 PM
RB_Double-A_Bravo	$42.98	$42.98	7/2/2010 4:29:32 AM
payout-guru	$75.00	$75.00	7/2/2010 3:49:55 AM
MathProfessor	$500.00	$500.00	7/2/2010 8:17:21 AM
MStackIV	$25.00	$25.00	7/2/2010 11:35:05 AM
MStackIV	$25.00	$25.00	7/2/2010 11:47:10 AM
jhouman	$25.00	$25.00	7/2/2010 5:07:35 PM
johnrx	$50.00	$50.00	7/3/2010 2:30:15 PM
loanman2007	$100.00	$100.00	7/3/2010 6:12:10 AM
hidavehi	$38.00	$38.00	7/3/2010 6:42:51 AM
red-favorable-basis	$25.00	$25.00	7/3/2010 1:28:11 PM
bull_lender	$36.00	$36.00	7/3/2010 1:30:49 PM
Cory79	$25.00	$25.00	7/3/2010 7:25:48 PM
Earnest_Money	$25.00	$25.00	7/3/2010 4:19:55 PM
supreme-hope	$25.00	$25.00	7/3/2010 6:08:08 PM
ccdirectt	$50.00	$50.00	7/4/2010 3:43:49 PM
Integrity1st	$25.00	$25.00	7/3/2010 7:59:37 PM
GrossBuddha	$100.00	$100.00	7/4/2010 9:19:17 AM
Aberdeen	$400.00	$400.00	7/5/2010 9:53:23 AM
Aberdeen	$400.00	$400.00	7/5/2010 9:53:38 AM
hythum3	$49.90	$49.90	7/5/2010 10:39:07 AM
113121	$2,200.00	$1,271.68	7/5/2010 9:49:03 AM
Aberdeen	$400.00	$400.00	7/5/2010 9:53:24 AM
MStackIV	$25.00	$25.00	7/5/2010 1:42:53 PM
MathProfessor	$500.00	$500.00	7/5/2010 4:35:39 PM
Aberdeen	$500.00	$500.00	7/5/2010 9:51:42 AM
Aberdeen	$500.00	$500.00	7/5/2010 9:53:21 AM
loanman2007	$200.00	$200.00	7/5/2010 10:14:35 AM
Nailman88	$100.00	$100.00	7/5/2010 3:07:22 PM
RB_Double-A_Bravo	$28.30	$28.30	7/5/2010 2:49:26 PM
vigilance-searcher	$25.00	$25.00	7/5/2010 2:52:07 PM
friendinmoney	$25.00	$25.00	7/5/2010 2:58:43 PM
MDInvestments	$43.00	$43.00	7/5/2010 3:05:43 PM
61 bids
Borrower Payment Dependent Notes Series 463954
This series of Notes was issued and sold upon the funding of the borrower loan #43372, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	26.38%	Starting borrower rate/APR:	27.38% / 29.72%	Starting monthly payment:	$328.23
Final lender yield:	26.38%	Final borrower rate/APR:	27.38% / 29.72%	Final monthly payment:	$328.23

Auction yield range:	10.98% - 26.38%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	May-1987	Debt/Income ratio:	56%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	3	Current / open credit lines:	13 / 12	Length of status:	5y 11m
Credit score:	660-679 (Jun-2010)	Total credit lines:	19	Occupation:	Realtor
Now delinquent:	0	Revolving credit balance:	$18,485	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	41%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	TownGreeter	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	29 ( 100% )	660-679 (Latest)
Principal borrowed:	$9,500.00	< 31 days late:	0 ( 0% )	700-719 (Dec-2007)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	29
Description
Current Prosper lender, 2nd loan
Purpose of loan:
This loan will be used to pay off high rate credit cards (3 at 29.9%) and reboot my real estate career in Upstate New York. I?m recently divorced and moved to be closer to my family -- a true blessing. I'm determined to make my new life debt-free and successful.My financial situation:
I am a good candidate for this loan because I have been diligently improving my credit score after it slipped due to too much utilization. I paid off my previous Prosper loan early and I?m diligent about paying my debts ? I?m never late. I also have a growing internet welcoming service, www.TownGreeters.com and real estate activity is picking up so I?m excited about the possibilities.Monthly net income: over $3,500 ($2,000+ from real estate and $1,300 from social security)

Monthly expenses: $ 2,300
Housing: $ 597
Insurance: $ 155 includes car, life and health
Car expenses: $ 275
Utilities: $ 80
Phone, cable, internet: $ 99
Food, entertainment: $ 200
Clothing, household expenses $ 100
Credit cards and other loans: $ 600
Other expenses: $ 200

Thank you for reading my listing. I look forward to paying you instead of the credit card companies.
Information in the Description is not verified.
Friends And Family Winning Bids
JGuide has bid a total of $1,228.24 in winning bids.
"Past borrower & Lender, no DQs, Contact info verified!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: How come your score dropped 60% since last loan? - Maximum_Investment
A: Hi Max, Thanks for the question. My credit score has taken a nose dive because, as a Realtor in a sinking market, I started over-using my credit cards. I also recently got divorced and that is financially difficult. But now I've moved back to upstate New York to be close to my family and I'm getting career and finances back in balance. With your help, my score will also increase as I pay off the credit cards. Thanks. (Jun-30-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Amber_Stone	$25.00	$25.00	6/26/2010 8:07:18 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:35:06 PM
credit-coach118	$45.00	$45.00	6/27/2010 5:44:21 PM
JGuide	$26.08	$26.08	6/28/2010 11:09:18 AM
Kash2010lu	$50.00	$50.00	6/30/2010 8:52:33 PM
Imaginos1892	$75.00	$75.00	6/30/2010 8:33:23 PM
vmh20035	$25.00	$25.00	7/1/2010 10:29:44 AM
BankofHoneybear	$25.00	$25.00	7/1/2010 2:17:12 PM
skaught	$25.00	$25.00	7/1/2010 3:58:02 PM
wonder3	$25.00	$25.00	7/1/2010 6:12:41 PM
bull_lender	$35.00	$35.00	7/1/2010 7:01:19 PM
Johnab	$26.00	$26.00	7/1/2010 7:53:42 PM
MrPie	$25.00	$25.00	7/2/2010 4:35:23 AM
MikeyZ2008	$200.00	$200.00	7/1/2010 9:19:28 PM
dammage	$32.43	$32.43	7/1/2010 9:52:42 PM
tpcnet	$27.56	$27.56	7/2/2010 6:40:31 AM
houli123	$1,000.00	$1,000.00	7/2/2010 4:06:02 AM
dynrep	$25.00	$25.00	7/2/2010 8:17:37 AM
Skeptical-one	$40.00	$40.00	7/2/2010 8:24:18 AM
Johnab	$25.00	$25.00	7/2/2010 9:19:23 AM
investment-cluster	$25.00	$25.00	7/2/2010 7:05:00 AM
sensible-fund	$50.00	$50.00	7/1/2010 8:00:16 PM
brondero	$30.00	$30.00	7/1/2010 8:54:54 PM
MattProsper	$100.00	$100.00	7/2/2010 10:43:46 AM
Vans1975	$31.00	$31.00	7/2/2010 10:45:10 AM
Lender0000	$200.00	$200.00	7/2/2010 11:21:16 AM
hellasow	$25.00	$25.00	7/2/2010 4:16:00 AM
partyplan	$35.00	$35.00	7/2/2010 10:02:21 AM
MStackIV	$25.00	$25.00	7/2/2010 10:58:30 AM
RecoveryLender	$25.00	$25.00	7/2/2010 8:54:30 AM
cudgeon	$25.00	$25.00	7/2/2010 11:43:15 AM
outofoffice	$26.92	$26.92	7/2/2010 12:20:52 PM
ore-dojo	$25.00	$25.00	7/2/2010 9:26:20 AM
DasMula	$25.00	$25.00	7/2/2010 1:02:08 PM
ethicalhumanist	$25.00	$25.00	7/2/2010 9:57:57 AM
whatreality	$25.00	$25.00	7/2/2010 10:24:42 AM
top-courteous-peso	$25.00	$25.00	7/2/2010 1:54:06 PM
wwwUniversal	$25.00	$25.00	7/2/2010 1:54:21 PM
squarebob	$25.00	$25.00	7/2/2010 12:23:57 PM
DasMula	$25.00	$25.00	7/2/2010 1:02:21 PM
vigilance-searcher	$45.00	$45.00	7/2/2010 1:03:23 PM
reflective-rupee	$100.00	$100.00	7/2/2010 1:15:49 PM
reflective-rupee	$100.00	$100.00	7/2/2010 1:16:11 PM
KLcapital	$25.00	$25.00	7/2/2010 4:04:02 PM
market-pudding	$25.00	$25.00	7/2/2010 4:20:26 PM
HelpfulLender1	$50.00	$50.00	7/2/2010 4:09:43 PM
leverage-monger	$178.00	$178.00	7/2/2010 4:39:31 PM
autumn_leaves	$25.00	$25.00	7/2/2010 4:39:50 PM
rakey	$25.00	$25.00	7/2/2010 4:35:17 PM
red-favorable-basis	$25.00	$25.00	6/26/2010 5:14:55 AM
supreme-hope	$25.00	$25.00	6/26/2010 6:33:02 AM
Mr-Miracle	$25.00	$25.00	6/26/2010 11:27:07 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:27:05 PM
superb-kindness2	$25.00	$25.00	6/27/2010 9:39:35 PM
wyogirllender	$25.00	$25.00	6/29/2010 7:26:20 AM
JGuide	$1,001.08	$1,001.08	6/30/2010 9:37:53 AM
JGuide	$201.08	$201.08	6/30/2010 8:40:06 AM
alexgalt	$100.00	$100.00	6/30/2010 9:14:20 AM
zone6	$560.28	$521.61	6/30/2010 6:17:13 PM
best-point-flow	$150.00	$150.00	7/1/2010 10:11:13 AM
reflective-rupee	$100.00	$100.00	7/1/2010 1:02:28 PM
Whipster	$50.00	$50.00	7/1/2010 11:15:18 AM
brondero	$100.00	$100.00	7/1/2010 1:16:07 PM
well-mannered-income3	$80.00	$80.00	7/1/2010 3:10:44 PM
jhouman	$25.00	$25.00	7/1/2010 4:10:11 PM
bondhedger	$25.00	$25.00	7/2/2010 4:07:24 AM
MrPie	$25.00	$25.00	7/2/2010 4:35:55 AM
MrPie	$50.00	$50.00	7/2/2010 4:46:58 AM
NekHoldings	$25.00	$25.00	7/2/2010 5:37:56 AM
deepblue34	$35.00	$35.00	7/1/2010 6:39:19 PM
eagle1271	$25.00	$25.00	7/2/2010 8:12:07 AM
vigilance-searcher	$25.00	$25.00	7/2/2010 8:35:29 AM
Leshan	$100.00	$100.00	7/2/2010 8:52:18 AM
genuine-integrity0	$26.69	$26.69	7/2/2010 6:12:12 AM
Bob450	$90.00	$90.00	7/2/2010 6:53:25 AM
lendstats_com	$299.00	$299.00	7/1/2010 9:10:45 PM
Whipster	$50.00	$50.00	7/2/2010 8:12:52 AM
sensational-peace6	$50.00	$50.00	7/1/2010 9:48:28 PM
five-star-note	$76.82	$76.82	7/2/2010 10:43:59 AM
Investor704	$50.00	$50.00	7/2/2010 10:50:49 AM
green-rapid-openness	$100.00	$100.00	7/1/2010 10:21:01 PM
Feyenoord	$55.26	$55.26	7/1/2010 10:25:57 PM
exciting-fairness	$200.00	$200.00	7/2/2010 11:22:39 AM
squarebob	$25.00	$25.00	7/2/2010 12:30:01 PM
MStackIV	$25.00	$25.00	7/2/2010 10:58:54 AM
Land_on_your_feet	$25.00	$25.00	7/2/2010 1:55:13 PM
DasMula	$25.00	$25.00	7/2/2010 1:02:34 PM
well-mannered-income3	$60.00	$60.00	7/2/2010 9:43:14 AM
realtormoises	$25.00	$25.00	7/2/2010 10:06:21 AM
omegamon1	$26.00	$26.00	7/2/2010 1:38:08 PM
leverage-monger	$158.00	$158.00	7/2/2010 3:39:46 PM
martymaniaman	$40.80	$40.80	7/2/2010 11:07:09 AM
transparency-tomahawk	$25.00	$25.00	7/2/2010 3:03:47 PM
jclegacy	$26.46	$26.46	7/2/2010 3:18:47 PM
bid-caballero	$30.00	$30.00	7/2/2010 4:01:32 PM
foldingbenny2	$65.00	$65.00	7/2/2010 12:39:36 PM
ronin4sale	$25.00	$25.00	7/2/2010 12:45:44 PM
YoungTaxMan	$200.00	$200.00	7/2/2010 12:52:02 PM
DasMula	$25.00	$25.00	7/2/2010 1:01:54 PM
AtmaSingshu	$25.00	$25.00	7/2/2010 1:13:25 PM
monstersdad	$39.62	$39.62	7/2/2010 2:58:28 PM
jclegacy	$25.00	$25.00	7/2/2010 3:06:02 PM
brightest-dignified-penny	$25.00	$25.00	7/2/2010 4:04:17 PM
Loanstou	$64.59	$64.59	7/2/2010 3:48:34 PM
icon7	$25.00	$25.00	7/2/2010 4:04:11 PM
Randawg	$25.00	$25.00	7/2/2010 4:38:19 PM
goodhearted-basis4	$25.00	$25.00	7/2/2010 4:52:28 PM
107 bids
Borrower Payment Dependent Notes Series 464032
This series of Notes was issued and sold upon the funding of the borrower loan #43375, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$161.70
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$161.70

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-2002	Debt/Income ratio:	40%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	9 / 8	Length of status:	3y 2m
Credit score:	660-679 (Jun-2010)	Total credit lines:	23	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$13,564	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	96%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	souvuelle	Borrower's state:	Kansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Unexpected Medical Bills
Purpose of loan:
This loan will be used to pay off some unexpected bills that are due within the next month. I have fair credit history and never miss payments to lenders.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

simplelender80	$50.00	$50.00	6/25/2010 5:04:52 PM
Havana21	$25.00	$25.00	6/25/2010 5:04:57 PM
Comoparklender	$25.00	$25.00	6/25/2010 4:55:27 PM
MADAOO7	$50.00	$50.00	6/25/2010 5:04:54 PM
orderly-leverage	$30.00	$30.00	6/25/2010 5:05:13 PM
cash-spark3	$50.00	$50.00	6/25/2010 5:05:10 PM
loyalist1	$50.00	$50.00	6/25/2010 5:08:34 PM
soulful-truth	$1,000.00	$1,000.00	6/25/2010 5:08:47 PM
transparency-advocator	$50.00	$50.00	6/25/2010 6:54:26 PM
desertoasis	$25.00	$25.00	6/26/2010 10:25:45 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:35:07 PM
top-courteous-peso	$25.00	$25.00	6/28/2010 11:16:25 AM
zone6	$100.00	$100.00	6/28/2010 7:38:52 PM
best-listing-toro	$25.00	$25.00	6/29/2010 7:16:19 PM
orange-dollar-guild	$25.00	$25.00	6/30/2010 1:39:29 PM
credit-missile	$75.00	$75.00	7/1/2010 4:07:55 PM
asian808	$25.00	$25.00	7/1/2010 7:31:08 PM
kendigme	$25.00	$25.00	7/2/2010 3:28:29 AM
CACO_Bank	$25.00	$25.00	7/2/2010 6:52:48 AM
Bob450	$30.00	$30.00	7/2/2010 6:54:30 AM
attractive-fund	$50.00	$50.00	7/2/2010 7:11:17 AM
MONEY_IN_THE_BANK	$25.00	$25.00	7/2/2010 8:00:04 AM
squarebob	$25.00	$25.00	7/2/2010 12:31:39 PM
houli123	$500.00	$500.00	7/2/2010 5:58:02 AM
MattProsper	$25.00	$25.00	7/2/2010 10:44:31 AM
gjm6d	$25.00	$25.00	7/2/2010 7:08:24 AM
exchange-cowbell5	$25.00	$25.00	7/2/2010 11:05:17 AM
investment-cluster	$25.00	$25.00	7/2/2010 4:08:50 PM
goodhearted-basis4	$25.00	$25.00	7/2/2010 4:53:45 PM
order-bee1	$200.00	$200.00	7/2/2010 4:48:07 PM
IntrepidInvestment	$50.00	$50.00	6/25/2010 5:05:06 PM
first-upright-payout	$25.00	$25.00	6/25/2010 5:06:26 PM
Artist_Blue	$25.00	$25.00	6/25/2010 5:07:52 PM
reflective-rupee	$25.00	$25.00	6/25/2010 4:58:47 PM
personal-lender	$25.00	$25.00	6/25/2010 5:05:15 PM
Pman	$25.00	$25.00	6/25/2010 5:05:45 PM
kind-adventurous-finance	$30.00	$30.00	6/25/2010 5:07:57 PM
famous-bill	$50.00	$50.00	6/26/2010 6:04:40 AM
Rattlehead	$25.00	$25.00	6/26/2010 8:20:25 AM
wlm3012	$25.00	$25.00	6/26/2010 2:22:17 PM
1800porsche	$25.00	$5.67	6/26/2010 2:44:33 PM
AlexTrep	$25.00	$25.00	6/27/2010 1:27:05 PM
S-Master	$25.00	$25.00	6/27/2010 7:49:48 PM
Uylsses	$100.00	$100.00	6/28/2010 10:40:10 AM
loss-of-control	$25.00	$25.00	6/29/2010 7:10:38 PM
building_community	$25.00	$25.00	6/30/2010 10:40:08 AM
wonder3	$25.00	$25.00	7/1/2010 6:15:19 AM
Pu239	$60.00	$60.00	7/1/2010 10:02:19 AM
mckhbnpc	$30.00	$30.00	7/1/2010 10:52:31 AM
wowlender	$25.00	$25.00	7/1/2010 12:33:54 PM
grnii78	$100.00	$100.00	7/1/2010 11:43:33 AM
credit-missile	$50.00	$50.00	7/1/2010 4:17:38 PM
patriot384	$70.00	$70.00	7/2/2010 7:09:27 AM
ethicalhumanist	$25.00	$25.00	7/2/2010 9:59:31 AM
vigilance-searcher	$25.00	$25.00	7/2/2010 8:36:35 AM
gshx2	$36.00	$36.00	7/2/2010 11:00:25 AM
lucrative-coin	$50.00	$50.00	7/2/2010 9:43:49 AM
MrPie	$25.00	$25.00	7/2/2010 4:37:35 AM
DasMula	$25.00	$25.00	7/2/2010 1:05:34 PM
Leshan	$33.33	$33.33	7/2/2010 8:53:19 AM
ultimate-peace	$75.00	$75.00	7/2/2010 11:17:57 AM
Whipster	$25.00	$25.00	7/2/2010 11:23:48 AM
discrete-nickel	$100.00	$100.00	7/2/2010 2:55:55 PM
squarebob	$25.00	$25.00	7/2/2010 12:20:25 PM
credit-coach118	$25.00	$25.00	7/2/2010 4:40:19 PM
65 bids
Borrower Payment Dependent Notes Series 464066
This series of Notes was issued and sold upon the funding of the borrower loan #43319, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	19.90%	Starting borrower rate/APR:	20.90% / 23.15%	Starting monthly payment:	$282.18
Final lender yield:	19.90%	Final borrower rate/APR:	20.90% / 23.15%	Final monthly payment:	$282.18

Auction yield range:	7.98% - 19.90%	Estimated loss impact:	6.96%
Lender servicing fee:	1.00%	Estimated return:	12.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-1995	Debt/Income ratio:	34%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	16 / 16	Length of status:	7y 2m
Credit score:	680-699 (Jun-2010)	Total credit lines:	36	Occupation:	Accountant/CPA
Now delinquent:	0	Revolving credit balance:	$36,446	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	80%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	loot-photon	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?
pay off my high interest credit cards and assist me to reclaiming my financial stability.
My financial situation:
I am a good candidate for this loan because? While I have high revolving credit balances, I have not defaulted on any payments and consistently show that I am a good borrower. I've gotten into a bit of hot water in the past 2 years with the birth of a son, purchase of home and furlough time taken last year. 2010 is a much better year thus far.

Monthly net income: $ 6,000

Monthly expenses: $
??Housing: $ 2,000
??Insurance: $ 150
??Car expenses: $ 315
??Utilities: $150
??Phone, cable, internet: $ 150
??Food, entertainment: $ 550
??Clothing, household expenses $
??Credit cards and other loans: $ 600
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bountiful-durability	$100.00	$100.00	6/28/2010 4:41:54 PM
orderly-loot	$25.00	$25.00	6/28/2010 4:41:15 PM
diverse2	$35.00	$35.00	6/28/2010 4:41:30 PM
Artist_Blue	$25.00	$25.00	6/28/2010 4:43:09 PM
Thylow	$25.00	$25.00	6/28/2010 4:43:54 PM
studious-bonus7	$50.00	$50.00	6/28/2010 4:48:22 PM
hrubinst	$25.00	$25.00	6/28/2010 4:48:30 PM
Avala	$50.00	$50.00	6/28/2010 4:48:42 PM
trustworthy-fairness	$50.00	$50.00	6/28/2010 4:54:39 PM
treasure-hunter270	$25.00	$25.00	6/28/2010 4:49:07 PM
simplelender80	$100.00	$100.00	6/28/2010 4:49:11 PM
enthralling-deal180	$100.00	$100.00	6/28/2010 4:50:12 PM
Winsten	$50.00	$50.00	6/28/2010 4:50:21 PM
SCTrojangirl	$25.00	$25.00	6/28/2010 4:54:01 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:30 PM
Easystreet	$25.00	$25.00	6/28/2010 4:54:25 PM
get30inc	$25.00	$25.00	6/28/2010 4:53:12 PM
1800porsche	$25.00	$25.00	6/28/2010 4:55:24 PM
bid-czar8	$100.00	$100.00	6/28/2010 4:55:01 PM
durability-bandit1	$50.00	$50.00	6/28/2010 4:57:53 PM
SNH	$50.00	$50.00	6/28/2010 6:17:05 PM
Cai8899	$50.00	$50.00	6/29/2010 5:54:43 AM
GlowHost	$50.00	$50.00	6/29/2010 7:24:24 AM
b2m80s	$25.00	$25.00	6/29/2010 11:54:30 AM
intuitive-bill	$25.00	$25.00	6/29/2010 12:14:52 PM
riproaringrapids	$25.00	$25.00	6/29/2010 12:44:29 PM
top-silver-american	$25.00	$25.00	6/29/2010 11:09:46 AM
qtmspin	$25.00	$25.00	6/30/2010 5:54:26 AM
fair-funds	$25.00	$25.00	6/30/2010 6:57:45 AM
CACO_Bank	$25.00	$25.00	6/30/2010 8:33:46 AM
orange-dollar-guild	$50.00	$50.00	6/30/2010 1:56:44 PM
reflective-rupee	$25.00	$25.00	6/30/2010 2:25:21 PM
Slend49	$25.00	$25.00	6/30/2010 11:50:23 AM
enthusiastic-balance5	$100.00	$100.00	6/30/2010 12:05:36 PM
aznmikelee	$25.00	$25.00	6/30/2010 1:46:27 PM
calm-deal7	$25.00	$25.00	6/30/2010 7:49:31 PM
Teminole	$50.00	$50.00	6/30/2010 8:11:29 PM
passivesf	$25.00	$25.00	6/30/2010 8:14:24 PM
nilonc1	$75.00	$75.00	6/30/2010 9:59:39 PM
kanpur63	$25.00	$25.00	6/30/2010 11:29:47 PM
thestartuplender	$35.00	$35.00	7/1/2010 5:19:38 AM
GElender	$50.00	$50.00	7/1/2010 6:35:29 AM
Approved1234	$25.00	$25.00	7/1/2010 5:49:31 AM
RMB-Investments	$50.00	$50.00	7/1/2010 7:01:21 AM
new-social-economist	$25.00	$25.00	7/1/2010 8:56:37 AM
8bitnintendo	$25.00	$25.00	7/1/2010 10:30:37 AM
ferocious-exchange3	$25.00	$25.00	7/1/2010 8:05:51 AM
first-listing-expert	$50.00	$50.00	7/1/2010 10:54:28 AM
ddog0224	$25.00	$25.00	7/1/2010 12:02:43 PM
USCGC	$50.00	$50.00	7/1/2010 11:36:57 AM
flwah	$25.00	$25.00	7/1/2010 12:40:51 PM
selfmademan	$25.00	$25.00	7/1/2010 12:03:19 PM
a-finance-nirvana	$25.00	$25.00	7/1/2010 12:54:36 PM
sbsahm	$25.00	$25.00	7/1/2010 1:00:24 PM
cingular	$25.00	$25.00	7/1/2010 1:03:15 PM
nickel-ferret	$25.00	$25.00	7/1/2010 3:40:11 PM
wise-silver-wonder	$25.00	$25.00	7/1/2010 3:27:22 PM
mirth378	$25.00	$25.00	7/1/2010 3:51:16 PM
Moneypenny6	$30.00	$30.00	7/1/2010 4:11:31 PM
mizount	$25.00	$25.00	7/2/2010 5:38:00 AM
Tradesmanlender	$25.00	$25.00	7/2/2010 9:41:04 AM
wampum-chorus3	$25.00	$25.00	7/2/2010 9:56:26 AM
340	$50.00	$50.00	7/1/2010 8:58:38 PM
the-profit-oracle	$25.00	$25.00	7/2/2010 8:22:24 AM
fascinating-social1	$25.00	$25.00	7/1/2010 11:50:18 PM
credit-panda1	$25.00	$25.00	7/2/2010 6:34:20 AM
commitment-farm	$25.00	$25.00	7/2/2010 11:31:40 AM
mmckune	$25.00	$25.00	7/2/2010 3:00:19 PM
new-return-faire	$50.00	$50.00	7/2/2010 11:22:55 AM
money2k	$25.00	$25.00	7/2/2010 3:00:41 PM
DadWarbucks	$25.00	$25.00	7/2/2010 3:21:44 PM
LenderByDay	$25.00	$25.00	7/2/2010 2:41:15 PM
restech	$25.00	$25.00	7/2/2010 3:28:01 PM
nalaari	$28.09	$28.09	7/3/2010 6:31:09 AM
best-generosity-financier	$25.00	$25.00	7/2/2010 5:35:39 PM
serpentine	$50.00	$50.00	7/3/2010 10:26:46 AM
sensible-fund	$52.27	$52.27	7/3/2010 6:21:46 AM
nodrivelpls	$25.00	$25.00	7/3/2010 4:58:04 PM
dparkhom	$25.00	$25.00	7/3/2010 5:14:53 PM
TheColoradoDon	$25.00	$25.00	7/3/2010 4:56:56 PM
Bob450	$25.00	$25.00	7/3/2010 5:43:04 PM
Superc0ld	$47.34	$47.34	7/3/2010 4:55:08 PM
bowdish1	$40.33	$40.33	7/3/2010 5:14:29 PM
AM2008	$25.00	$25.00	7/4/2010 8:07:52 AM
wwwUniversal	$25.00	$25.00	7/4/2010 2:03:51 PM
FinanceEngine	$25.00	$25.00	7/3/2010 9:51:34 PM
trumpeter5	$40.00	$40.00	7/4/2010 8:24:14 AM
CERTIFIED	$100.00	$100.00	7/4/2010 10:39:42 AM
MattProsper	$75.00	$75.00	7/4/2010 11:33:59 AM
order-bee1	$25.00	$25.00	7/5/2010 12:40:29 AM
foldingbenny2	$55.00	$55.00	7/4/2010 12:14:46 PM
wonder3	$25.00	$25.00	7/5/2010 8:19:14 AM
Goddess-4-one	$25.00	$25.00	7/5/2010 11:12:20 AM
attractive-fund	$50.00	$50.00	7/5/2010 8:27:39 AM
Engineer44	$25.00	$25.00	7/5/2010 4:38:24 PM
Comoparklender	$30.00	$30.00	6/28/2010 4:42:24 PM
personal-lender	$25.00	$25.00	6/28/2010 4:49:17 PM
orgy63	$25.00	$25.00	6/28/2010 4:45:05 PM
loan-genie88	$25.00	$25.00	6/28/2010 4:51:44 PM
ichibon	$75.00	$75.00	6/28/2010 4:53:29 PM
american6	$25.00	$25.00	6/28/2010 4:48:53 PM
dickfore	$25.00	$25.00	6/28/2010 4:52:00 PM
loan-kung-fu	$25.00	$25.00	6/28/2010 4:53:03 PM
Panna	$25.00	$25.00	6/28/2010 4:58:44 PM
mpactlender	$25.00	$25.00	6/28/2010 4:55:49 PM
relentless-penny	$75.00	$75.00	6/28/2010 7:44:55 PM
Havana21	$25.00	$25.00	6/28/2010 6:16:51 PM
Bank_Of_XL	$100.00	$100.00	6/28/2010 7:39:31 PM
stilleto8	$50.00	$50.00	6/28/2010 7:49:42 PM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:35 AM
bchen78875	$25.00	$25.00	6/28/2010 11:54:42 PM
ommcd	$25.00	$25.00	6/29/2010 5:59:37 AM
treasure-bliss	$100.00	$100.00	6/29/2010 3:30:29 AM
SimpleChoice	$25.00	$25.00	6/29/2010 6:39:39 AM
tranquil-return4	$25.00	$25.00	6/29/2010 8:16:00 AM
HarrisonHome	$25.00	$25.00	6/29/2010 8:04:25 AM
brightest-breathtaking-finance	$100.00	$100.00	6/29/2010 9:34:35 AM
head	$25.00	$25.00	6/29/2010 1:29:31 PM
Bank_Of_XL	$100.00	$100.00	6/29/2010 1:05:56 PM
oneness	$75.00	$75.00	6/29/2010 2:45:35 PM
SmokeyMirror	$50.00	$50.00	6/29/2010 1:59:32 PM
blackstar	$25.00	$25.00	6/29/2010 2:06:18 PM
easybreezy	$50.00	$50.00	6/29/2010 7:14:38 PM
KiwiElf	$25.00	$25.00	6/29/2010 11:07:53 PM
lovely-order7	$25.00	$25.00	6/30/2010 5:29:27 AM
tech310	$50.00	$50.00	6/30/2010 12:31:01 AM
ray1051	$25.00	$25.00	6/30/2010 5:54:50 AM
coin-investor	$25.00	$25.00	6/30/2010 10:41:53 AM
new-goal-return	$25.00	$25.00	6/30/2010 11:06:01 AM
benevolent-benefit	$25.00	$25.00	6/30/2010 11:13:52 AM
authoritative-platinum7	$100.00	$100.00	6/30/2010 9:35:46 AM
jga516	$25.00	$25.00	6/30/2010 9:36:40 AM
lender281	$25.00	$25.00	6/30/2010 2:44:41 PM
Alpha-AssistU	$50.00	$50.00	6/30/2010 10:49:41 AM
zone6	$100.00	$100.00	6/30/2010 6:20:27 PM
cjames84	$25.00	$25.00	7/1/2010 7:44:32 AM
teller	$25.00	$25.00	7/1/2010 6:29:26 AM
bold-durability-drum	$50.00	$50.00	7/1/2010 9:24:32 AM
linklady	$50.00	$50.00	7/1/2010 8:47:58 AM
IIP77	$25.00	$25.00	7/1/2010 8:56:28 AM
ChrisKwan	$25.00	$25.00	7/1/2010 8:57:25 AM
Clambake	$28.21	$28.21	7/1/2010 8:15:17 AM
AdamClemSC	$25.00	$25.00	7/1/2010 8:54:47 AM
Ven58	$25.00	$25.00	7/1/2010 11:36:21 AM
responsibility-butterfly	$25.00	$25.00	7/1/2010 12:32:27 PM
IP	$26.00	$26.00	7/1/2010 12:03:29 PM
gelidfrank	$25.00	$25.00	7/1/2010 1:25:40 PM
don8ter	$25.00	$25.00	7/1/2010 12:37:57 PM
WillyP345	$25.00	$25.00	7/1/2010 2:44:22 PM
iolaire	$25.00	$25.00	7/1/2010 2:09:29 PM
Supernick	$50.00	$50.00	7/1/2010 3:51:37 PM
contract-giant	$25.00	$25.00	7/1/2010 8:25:15 PM
radforj22	$25.00	$25.00	7/2/2010 9:31:27 AM
kind-unassuming-fund	$25.00	$25.00	7/2/2010 9:37:45 AM
omerta6102	$50.00	$50.00	7/2/2010 9:40:28 AM
brightest-affluence-motivator	$100.00	$100.00	7/2/2010 10:38:35 AM
rudyindc	$25.00	$25.00	7/2/2010 8:51:51 AM
Pulchritudinous	$25.00	$25.00	7/2/2010 6:08:27 AM
BigGuyBank	$25.00	$25.00	7/2/2010 11:14:12 AM
PatRichi	$25.00	$25.00	7/2/2010 3:39:54 PM
mizunoman	$25.00	$25.00	7/2/2010 3:39:31 PM
benefit-piano5	$25.00	$25.00	7/2/2010 2:10:09 PM
mikeandcat	$50.00	$50.00	7/2/2010 3:59:40 PM
Imaginos1892	$75.00	$75.00	7/2/2010 7:59:09 PM
Sol_Invictus	$25.00	$25.00	7/3/2010 6:13:30 AM
relentless-penny	$100.00	$100.00	7/3/2010 7:00:05 AM
JustMee	$25.00	$25.00	7/3/2010 11:52:54 AM
850	$50.00	$50.00	7/2/2010 10:27:18 PM
silver-boots	$25.00	$25.00	7/3/2010 4:26:55 AM
zeelender	$25.00	$25.00	7/3/2010 4:54:47 PM
roadster199	$25.00	$25.00	7/3/2010 4:56:45 PM
platinum-rapture6	$25.00	$25.00	7/3/2010 3:06:45 PM
overflowinglife	$25.00	$25.00	7/3/2010 4:07:48 PM
rmachi	$25.00	$25.00	7/3/2010 4:36:50 PM
bughead	$25.00	$25.00	7/3/2010 10:37:00 AM
LongTail	$25.00	$25.00	7/3/2010 5:12:57 PM
biobulator	$25.00	$25.00	7/3/2010 5:13:09 PM
E-B	$50.00	$50.00	7/4/2010 3:23:15 AM
mpatrick	$50.00	$50.00	7/3/2010 7:34:56 PM
wesleys	$25.00	$25.00	7/4/2010 9:24:42 AM
Plotinus	$34.44	$34.44	7/3/2010 5:14:25 PM
bazaar-tulip	$25.00	$4.11	7/3/2010 5:23:58 PM
340	$100.00	$100.00	7/4/2010 1:59:21 PM
trumpeter5	$25.00	$25.00	7/4/2010 2:26:47 PM
pumatrap	$25.00	$25.00	7/4/2010 6:44:24 PM
emunah6	$25.00	$25.00	7/4/2010 12:58:07 PM
LoanerPrincipal	$25.00	$25.00	7/4/2010 11:27:05 PM
dynrep	$25.00	$25.00	7/5/2010 9:08:16 AM
Whipster	$25.00	$25.00	7/5/2010 5:58:03 AM
Pu239	$60.00	$60.00	7/5/2010 7:21:12 AM
gochargers	$39.21	$39.21	7/4/2010 9:27:07 PM
duty-monger	$50.00	$50.00	7/5/2010 8:21:39 AM
vigilance-searcher	$25.00	$25.00	7/5/2010 2:55:50 PM
patriot384	$140.00	$140.00	7/5/2010 12:43:57 PM
Kyileo	$25.00	$25.00	7/5/2010 12:49:31 PM
ethicalhumanist	$25.00	$25.00	7/5/2010 4:36:23 PM
196 bids
Borrower Payment Dependent Notes Series 464080
This series of Notes was issued and sold upon the funding of the borrower loan #43308, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-04-2010

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 13.56%	Starting monthly payment:	$32.27
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 13.56%	Final monthly payment:	$32.27

Auction yield range:	3.98% - 9.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-2005	Debt/Income ratio:	Not calculated
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Not employed
Enhanced (1-5):	5	Current / open credit lines:	6 / 6	Length of status:	1y 1m
Credit score:	740-759 (Jun-2010)	Total credit lines:	9	Stated income:	Not employed
Now delinquent:	0	Revolving credit balance:	$117
Amount delinquent:	$0	Bankcard utilization:	1%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	methodical-listing	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Transition Loan for College Student
Purpose of loan:
This loan will be used to bridge my transition to San Francisco where I will transfer in order to finish remaining coursework for an undergraduate degree in economics. I am planned to relocate in about two weeks and this loan would provide some financial support in my transition from community college to a 4-year university. I also intend to improve my credit history and credit score with a positive payment history on this loan facilitated by Prosper.com and funded by the good people who invest with Prosper.

My financial situation:
I am a good candidate for this loan because I am financially sound. Currently, I am working part-time as a private tutor during the summer. Previously, I worked at my current community college as a high school social sciences tutor/classroom aide in the High School Referral program for over a year ending in May 2009. I also have over a $2,600 in savings as of 6/24/2010, and I have good credit with no late payments for last three years. I will pay regular monthly payments until I get my financial aid after August 2010, which is when school starts, after which I will pay in bigger installments until this loan is fully repaid. Recently, I submitted applications for tutoring jobs in San Francisco with the local school district, so wish me luck.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Approved	$50.00	$50.00	6/28/2010 4:45:15 PM
Asparagirl	$25.00	$25.00	6/29/2010 3:13:50 PM
cassidyauction	$25.00	$25.00	6/29/2010 4:34:54 PM
brondero	$200.00	$200.00	6/30/2010 11:24:24 AM
invest-in-ed	$125.00	$125.00	6/30/2010 9:37:10 AM
otalon	$25.00	$25.00	7/1/2010 2:39:30 PM
careful-money2	$50.00	$50.00	7/1/2010 8:09:15 PM
tamee24	$25.00	$25.00	7/1/2010 11:59:00 PM
tomjac2000	$25.00	$25.00	7/2/2010 6:12:51 PM
Iloanyoumoney	$25.00	$25.00	7/3/2010 11:38:54 AM
changger	$50.00	$50.00	7/3/2010 5:20:30 PM
gustavholstopus32	$25.00	$25.00	7/3/2010 6:26:37 PM
ethicalhumanist	$25.00	$25.00	7/3/2010 7:37:00 PM
alpal	$41.08	$41.08	7/4/2010 9:29:23 AM
best-generosity-financier	$25.00	$25.00	7/3/2010 6:27:43 PM
BlessedEveryDay	$25.00	$25.00	7/4/2010 1:42:24 PM
wwwUniversal	$25.00	$25.00	7/4/2010 1:48:22 PM
rustysailor	$40.00	$40.00	6/29/2010 9:52:20 AM
CACO_Bank	$25.00	$25.00	6/30/2010 8:52:48 AM
marwadi-62	$100.00	$100.00	7/3/2010 11:43:21 AM
cello1	$25.00	$25.00	7/4/2010 10:23:15 AM
reflective-rupee	$50.00	$18.92	7/4/2010 1:44:46 PM
22 bids
Borrower Payment Dependent Notes Series 464160
This series of Notes was issued and sold upon the funding of the borrower loan #43301, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Jun-25-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	22.00%	Starting borrower rate/APR:	23.00% / 25.28%	Starting monthly payment:	$96.77
Final lender yield:	13.99%	Final borrower rate/APR:	14.99% / 17.16%	Final monthly payment:	$86.65

Auction yield range:	7.98% - 22.00%	Estimated loss impact:	8.31%
Lender servicing fee:	1.00%	Estimated return:	5.68%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Mar-1999	Debt/Income ratio:	32%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	10 / 7	Length of status:	3y 2m
Credit score:	700-719 (Jun-2010)	Total credit lines:	15	Occupation:	Medical Technician
Now delinquent:	0	Revolving credit balance:	$6,724	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	40%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	nymoney	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off 28% Discover Help me
Purpose of loan:
This loan will be used to Pay off my 28% Discover card. I have been a customer with Discover for over 9 years and they will not lower my interest rate. I have called them many times, sent them letters and nothing.

My financial situation:
I am turning to the members of prosper to help me out. Please invest in my loan this will be one of the safest investments you will make. I currently have over 20 active loans on prosper as a investor. My credit score is pretty good I have low debt ratio and have been at the same job for three years. I would really love to get a rate under 18% so I can really?stick it?to Discover, Please help me. Thank you for looking at my listing and helping me out. Any questions please ask me

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $?Live with family
??Insurance: $ 91
??Car expenses: $ 320
??Utilities: $
??Phone, cable, internet: $ 86
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 440 Total
Dis-28%
Bank America-19%
Master card-19%
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I have 1 default & 2 on the way to default in only 7 months as a lender. Hoped for better as we lenders are real people just like you. We are taking a chance on you. Will you promise to pay this back - NO MATTER WHAT? - Toastmaster007
A: Yes I will repay this loan and I am looking to do it faster then 36 months. As an investor myself I understand where you are coming from. Maybe you want to join my group on prosper so I can help you invest smarter. I have over 20 loans now with none late or in default. Yes that could be lucky but I also believe its the way I invest. Thank you for your interest in my loan listing. (Jun-29-2010)
Q: I have 35 loans defaults in 2+ years and have net loss in my prosper lending so far. The loans I reviewed carefully usually pay in time. I live a very frugal life and am between jobs now. How do you guarantee that you'll pay back this loan? - SkyLoan
A: I can tell you that I will pay this loan back I am not looking to harm my credit at all. The reason I am taking this loan in order to consolidate to a lower interest rate. I have not missed a payment at 28% I dont plan on missing any at 15%. You are pretty dedicated to have 35 loans in default and no job and continue to invest. Thank you for your question and for looking at my listing. (Jul-02-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

BuzzyBee336	$35.00	$35.00	6/29/2010 9:56:50 PM
jsnryn	$25.00	$25.00	6/30/2010 6:28:09 AM
BankofBeth	$25.00	$25.00	6/30/2010 11:24:03 AM
Bidwinner08	$26.45	$26.45	7/1/2010 5:44:00 PM
AustinAmerica	$25.00	$25.00	7/1/2010 6:21:45 PM
Cliffie83	$30.40	$30.40	7/1/2010 8:11:45 PM
ghinga	$30.00	$30.00	7/2/2010 5:08:27 AM
s270	$38.09	$38.09	7/2/2010 6:34:42 AM
attractive-fund	$50.00	$50.00	7/2/2010 7:15:00 AM
rockhound84	$25.00	$25.00	7/2/2010 10:06:35 AM
MattProsper	$50.00	$50.00	7/2/2010 10:45:29 AM
crw1950	$50.00	$50.00	7/2/2010 10:46:18 AM
pumatrap	$25.00	$25.00	7/2/2010 11:34:48 AM
SkyLoan	$25.00	$25.00	7/2/2010 12:28:04 PM
tender-ore	$25.00	$25.00	7/2/2010 6:56:10 AM
felicity-daydream	$50.00	$37.50	7/2/2010 7:09:06 AM
easylivin	$28.90	$28.90	7/2/2010 2:10:59 PM
jcw3rd	$25.00	$25.00	7/2/2010 11:33:31 AM
lucrative-coin	$50.00	$50.00	7/2/2010 9:46:36 AM
shakas	$25.00	$25.00	7/2/2010 10:17:26 AM
direct-compassion	$38.00	$38.00	7/2/2010 3:45:33 PM
doomsday18	$25.00	$25.00	7/2/2010 10:52:45 AM
goodcents	$40.00	$40.00	7/2/2010 2:53:57 PM
FundMaker	$30.00	$30.00	7/2/2010 11:36:00 AM
fascinating-social1	$25.00	$25.00	7/2/2010 12:15:19 PM
ronin4sale	$25.00	$25.00	7/2/2010 12:44:04 PM
icon7	$25.00	$25.00	7/2/2010 4:02:39 PM
paqattack	$25.00	$25.00	7/2/2010 1:16:02 PM
scientists	$25.00	$25.00	7/2/2010 3:59:52 PM
Randawg	$25.00	$25.00	7/2/2010 4:37:35 PM
Loves-Corvairs	$25.00	$25.00	6/28/2010 9:29:38 AM
loanman2007	$150.00	$150.00	6/29/2010 12:35:41 PM
lendstats_com	$299.00	$299.00	6/29/2010 8:55:04 PM
mex_invests	$25.00	$25.00	6/30/2010 9:28:12 PM
Trygs	$25.65	$25.65	7/1/2010 5:51:22 AM
Firescreek	$25.00	$25.00	7/1/2010 1:28:49 PM
Helping-One-Another	$38.51	$38.51	7/1/2010 5:56:03 PM
shrewd-income	$25.00	$25.00	7/1/2010 7:58:01 PM
rockhound84	$25.00	$25.00	7/2/2010 4:07:19 AM
MrPie	$25.00	$25.00	7/2/2010 4:39:09 AM
nalaari	$40.00	$40.00	7/2/2010 5:58:11 AM
market-pudding	$25.00	$25.00	7/2/2010 6:08:34 AM
Book-Mark	$27.19	$27.19	7/2/2010 9:37:32 AM
JTRADER056	$90.00	$90.00	7/2/2010 10:19:25 AM
brightest-dignified-penny	$50.00	$50.00	7/2/2010 10:24:17 AM
dpries123	$25.00	$25.00	7/2/2010 9:18:58 AM
bughead	$25.00	$25.00	7/2/2010 9:35:08 AM
Leshan	$30.73	$30.73	7/2/2010 8:59:52 AM
KirosPOS	$130.00	$130.00	7/2/2010 9:33:06 AM
tompau	$25.00	$25.00	7/2/2010 9:46:44 AM
Grandmahoneybee	$25.00	$25.00	7/2/2010 1:57:56 PM
myduck	$40.00	$40.00	7/2/2010 3:41:18 PM
shrewd-income	$75.00	$75.00	7/2/2010 2:01:47 PM
pythia	$25.00	$25.00	7/2/2010 11:15:35 AM
benevolent-benefit	$150.00	$150.00	7/2/2010 11:18:32 AM
klemer	$25.00	$25.00	7/2/2010 11:20:27 AM
btormc5	$30.00	$30.00	7/2/2010 12:43:53 PM
Shamrock731	$29.58	$29.58	7/2/2010 12:58:13 PM
BlessedEveryDay	$35.00	$35.00	7/2/2010 3:15:14 PM
59 bids
Borrower Payment Dependent Notes Series 464212
This series of Notes was issued and sold upon the funding of the borrower loan #43390, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$80.85
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$80.85

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1995	Debt/Income ratio:	3%
Basic (1-10):	7	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	2 / 1	Length of status:	20y 11m
Credit score:	680-699 (Jun-2010)	Total credit lines:	17	Occupation:	Fireman
Now delinquent:	4	Revolving credit balance:	$73	Stated income:	$50,000-$74,999
Amount delinquent:	$0	Bankcard utilization:	24%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	32
Screen name:	tough-cash2	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Automobile repair
Purpose of loan:
This loan will be used to pay for automobile repairs.?

My financial situation:
I am a good candidate for this loan because having gone through a bankruptcy, I have learned how to better manage my money and use credit wisely.

Monthly net income: $2910

Monthly expenses: $
??Housing: $ 556
??Insurance: $ 183
??Car expenses: $50
??Utilities: $85
??Phone, cable, internet: $150
??Food, entertainment: $ 50
??Clothing, household expenses $50
??Credit cards and other loans: $ 25
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AlexTrep	$25.00	$25.00	6/28/2010 4:42:35 PM
simplelender80	$50.00	$50.00	6/28/2010 4:50:31 PM
Comoparklender	$25.00	$25.00	6/28/2010 4:43:17 PM
personal-lender	$25.00	$25.00	6/28/2010 4:51:08 PM
soulful-truth	$1,000.00	$684.77	6/28/2010 4:54:10 PM
BigGuyBank	$25.00	$25.00	6/28/2010 6:13:53 PM
top-courteous-peso	$25.00	$25.00	6/28/2010 8:10:39 PM
integrity-doctor	$100.00	$100.00	6/29/2010 11:25:24 AM
green-thoughtful-yield	$46.54	$46.54	6/30/2010 3:16:28 AM
wealth-pipeline	$25.00	$25.00	7/2/2010 6:00:56 AM
interstellar	$50.00	$50.00	7/2/2010 3:00:48 PM
GS-ROCK	$32.00	$32.00	7/2/2010 1:52:45 PM
squarebob	$25.00	$25.00	7/2/2010 12:15:46 PM
intuitive-bill	$25.00	$25.00	7/2/2010 5:20:41 PM
exchange-cowbell5	$25.00	$25.00	7/2/2010 6:18:24 PM
seineil	$51.69	$51.69	7/4/2010 2:45:11 AM
phchristensen	$50.00	$50.00	7/4/2010 10:08:20 AM
orderly-leverage	$30.00	$30.00	6/28/2010 4:50:55 PM
Artist_Blue	$25.00	$25.00	6/28/2010 4:42:56 PM
Pman	$25.00	$25.00	6/28/2010 4:51:32 PM
MADAOO7	$50.00	$50.00	6/28/2010 4:50:36 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:17 PM
kind-adventurous-finance	$30.00	$30.00	6/28/2010 4:53:36 PM
loyalist1	$50.00	$50.00	6/28/2010 4:54:06 PM
Wachocia	$25.00	$25.00	6/28/2010 8:10:38 PM
Brainworm	$25.00	$25.00	6/29/2010 12:43:59 AM
wwwUniversal	$25.00	$25.00	6/30/2010 5:46:08 AM
run_dmc	$150.00	$150.00	7/2/2010 9:45:58 AM
marwadi-62	$100.00	$100.00	7/3/2010 11:46:15 AM
Bob450	$25.00	$25.00	7/2/2010 9:01:04 PM
dRatedOnly	$25.00	$25.00	7/3/2010 2:21:00 PM
seadogs	$25.00	$25.00	7/3/2010 8:21:42 PM
SolarMoonshine	$25.00	$25.00	7/5/2010 5:31:10 AM
vigilance-searcher	$25.00	$25.00	7/5/2010 2:57:39 PM
Engineer44	$25.00	$25.00	7/5/2010 4:39:54 PM
35 bids
Borrower Payment Dependent Notes Series 464262
This series of Notes was issued and sold upon the funding of the borrower loan #43305, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,800.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$89.30
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$89.30

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-2005	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Self-employed
Enhanced (1-5):	4	Current / open credit lines:	14 / 13	Length of status:	1y 0m
Credit score:	760-779 (Jun-2010)	Total credit lines:	21	Occupation:	Sales - Commission
Now delinquent:	0	Revolving credit balance:	$3,155	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	18%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	zoo7	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to pay for Education
Purpose of loan:
This loan will be used to? I want to grow my graphic design practice and also branch into web design.? I need the proper courses and materials.? I am excited and confident that with this loan I will be on the right track.? Thank you for your help.

My financial situation:
I am a good candidate for this loan because?Besides having a nice credit score and good credit history, I know the importance of paying my bills on time and spending money wisely.? Thanks.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orderly-loot	$25.00	$25.00	6/28/2010 4:41:11 PM
Artist_Blue	$25.00	$25.00	6/28/2010 4:43:05 PM
orgy63	$25.00	$25.00	6/28/2010 4:45:01 PM
Havana21	$25.00	$25.00	6/28/2010 4:46:07 PM
studious-bonus7	$50.00	$50.00	6/28/2010 4:48:18 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:25 PM
Max8319	$25.00	$25.00	6/28/2010 4:52:53 PM
loan-kung-fu	$25.00	$25.00	6/28/2010 4:53:00 PM
get30inc	$25.00	$25.00	6/28/2010 4:53:09 PM
personal-lender	$25.00	$25.00	6/28/2010 4:49:26 PM
american6	$25.00	$25.00	6/28/2010 4:48:49 PM
Panna	$25.00	$25.00	6/28/2010 4:58:41 PM
jstnow	$25.00	$25.00	6/28/2010 4:59:32 PM
stilleto8	$50.00	$50.00	6/28/2010 7:49:38 PM
efficient-marketplace	$50.00	$50.00	6/28/2010 10:40:52 PM
Cheburashka	$25.00	$25.00	6/28/2010 11:52:23 PM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:31 AM
treasure-bliss	$100.00	$100.00	6/29/2010 3:30:24 AM
Cai8899	$50.00	$50.00	6/29/2010 5:54:48 AM
tranquil-return4	$25.00	$25.00	6/29/2010 8:15:56 AM
HarrisonHome	$25.00	$25.00	6/29/2010 8:04:21 AM
Angel_Investor_7	$25.00	$25.00	6/29/2010 2:06:23 PM
top-silver-american	$25.00	$25.00	6/29/2010 11:09:41 AM
sparkling-gold	$50.00	$50.00	6/29/2010 2:39:44 PM
HAVEANICEDAY	$25.00	$25.00	6/29/2010 7:19:42 PM
KiwiElf	$25.00	$25.00	6/29/2010 11:08:00 PM
qtmspin	$25.00	$25.00	6/30/2010 5:54:28 AM
jga516	$25.00	$25.00	6/30/2010 9:36:38 AM
twirl2	$25.00	$25.00	6/30/2010 10:10:43 AM
honorable-vigilance	$25.00	$25.00	6/30/2010 9:07:05 AM
authoritative-platinum7	$100.00	$100.00	6/30/2010 9:35:43 AM
reflective-rupee	$300.00	$200.00	6/30/2010 10:34:24 AM
Comoparklender	$30.00	$30.00	6/28/2010 4:42:19 PM
treasure-hunter270	$25.00	$25.00	6/28/2010 4:49:03 PM
enthralling-deal180	$100.00	$100.00	6/28/2010 4:50:07 PM
bountiful-durability	$100.00	$100.00	6/28/2010 4:41:51 PM
Avala	$50.00	$50.00	6/28/2010 4:48:38 PM
trustworthy-fairness	$50.00	$50.00	6/28/2010 4:54:36 PM
durability-bandit1	$50.00	$50.00	6/28/2010 4:57:50 PM
ommcd	$25.00	$25.00	6/28/2010 4:51:19 PM
SCTrojangirl	$25.00	$25.00	6/28/2010 4:53:57 PM
bid-czar8	$100.00	$100.00	6/28/2010 4:54:56 PM
ichibon	$75.00	$75.00	6/28/2010 4:53:25 PM
thorough-exchange4	$25.00	$25.00	6/28/2010 4:57:13 PM
1800porsche	$25.00	$25.00	6/28/2010 4:55:20 PM
hrubinst	$25.00	$25.00	6/28/2010 5:14:17 PM
riproaringrapids	$25.00	$25.00	6/28/2010 6:30:24 PM
teller	$25.00	$25.00	6/28/2010 11:55:02 PM
bchen78875	$25.00	$25.00	6/28/2010 11:54:50 PM
thestartuplender	$35.00	$35.00	6/29/2010 3:04:52 AM
blackstar	$25.00	$25.00	6/29/2010 6:14:28 AM
SimpleChoice	$25.00	$25.00	6/29/2010 6:39:35 AM
brightest-breathtaking-finance	$100.00	$100.00	6/29/2010 9:34:32 AM
intuitive-bill	$25.00	$25.00	6/29/2010 12:14:49 PM
DeutscheBank	$25.00	$25.00	6/29/2010 2:06:27 PM
Syndication	$25.00	$25.00	6/29/2010 2:06:33 PM
SmokeyMirror	$50.00	$50.00	6/29/2010 1:59:27 PM
Katburg	$35.00	$35.00	6/29/2010 2:06:06 PM
easybreezy	$50.00	$50.00	6/29/2010 7:14:36 PM
fair-funds	$25.00	$25.00	6/29/2010 10:44:27 PM
SNH	$75.00	$75.00	6/29/2010 10:38:17 PM
tech310	$50.00	$50.00	6/30/2010 12:34:26 AM
delicious-social132	$25.00	$25.00	6/30/2010 8:06:31 AM
lovely-order7	$25.00	$25.00	6/30/2010 5:29:22 AM
ArmyGuy	$25.00	$25.00	6/30/2010 10:11:47 AM
BuffetRocks	$50.00	$50.00	6/30/2010 6:59:00 AM
squarebob	$25.00	$25.00	7/2/2010 12:13:47 PM
67 bids
Borrower Payment Dependent Notes Series 464272
This series of Notes was issued and sold upon the funding of the borrower loan #43287, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$121.27
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 28.57%	Final monthly payment:	$121.27

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jul-2001	Debt/Income ratio:	17%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 10	Length of status:	4y 0m
Credit score:	660-679 (Jun-2010)	Total credit lines:	20	Occupation:	Computer Programmer
Now delinquent:	0	Revolving credit balance:	$41,787	Stated income:	$100,000+
Amount delinquent:	$0	Bankcard utilization:	97%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	blazing-transparency8	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off All Credit Cards
Purpose of loan:
With a new born on the way, it is very important that I?conslidate most of?my debt into?a smaller payment amount.?

My financial situation:
I am a good candidate for this loan because, I am never delinquent, and have good credit history as paying bills on time.

Monthly net income: $? 550

Monthly expenses: $
??Housing: $ 1300
??Insurance: $ 150
??Car expenses: $ 350
??Utilities: $?75
??Phone, cable, internet: $ 50
??Food, entertainment: $ 50
??Clothing, household expenses $?75
??Credit cards and other loans: $ 250
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

AF-Chief	$28.00	$28.00	6/28/2010 4:41:31 PM
Comoparklender	$25.00	$25.00	6/28/2010 4:43:16 PM
simplelender80	$50.00	$50.00	6/28/2010 4:50:31 PM
MADAOO7	$50.00	$50.00	6/28/2010 4:50:36 PM
orderly-leverage	$30.00	$30.00	6/28/2010 4:50:54 PM
personal-lender	$25.00	$25.00	6/28/2010 4:51:09 PM
Pman	$25.00	$25.00	6/28/2010 4:51:32 PM
soulful-truth	$1,000.00	$1,000.00	6/28/2010 4:54:09 PM
mercuriant	$25.00	$25.00	6/28/2010 4:58:26 PM
bountiful-durability	$50.00	$50.00	6/28/2010 6:25:30 PM
Thylow	$100.00	$100.00	6/28/2010 5:14:03 PM
mckhbnpc	$30.00	$30.00	6/28/2010 5:19:38 PM
cash-spark3	$25.00	$25.00	6/28/2010 7:55:43 PM
desertoasis	$25.00	$25.00	6/29/2010 5:25:14 AM
CROBRUN	$50.00	$50.00	6/29/2010 12:24:39 AM
FeedTheMachine	$39.96	$39.96	6/29/2010 12:19:04 AM
famous-bill	$50.00	$50.00	6/29/2010 5:25:06 AM
LAKESPRING	$50.00	$50.00	6/29/2010 7:35:12 AM
industrious-dedication	$25.00	$25.00	6/29/2010 8:30:13 AM
GInBaghdad	$25.00	$25.00	6/29/2010 8:04:42 AM
top-courteous-peso	$25.00	$25.00	6/29/2010 8:39:57 AM
reflective-rupee	$1,000.00	$642.04	6/29/2010 8:39:17 AM
Wachocia	$25.00	$25.00	6/29/2010 8:39:56 AM
AlexTrep	$25.00	$25.00	6/28/2010 4:42:34 PM
Artist_Blue	$25.00	$25.00	6/28/2010 4:42:56 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:16 PM
kind-adventurous-finance	$30.00	$30.00	6/28/2010 4:53:35 PM
Rattlehead	$25.00	$25.00	6/28/2010 4:54:48 PM
thorough-exchange4	$25.00	$25.00	6/28/2010 4:57:06 PM
payment-gusto	$25.00	$25.00	6/28/2010 6:09:36 PM
jengachamp	$25.00	$25.00	6/28/2010 6:55:47 PM
intelligent-yield	$25.00	$25.00	6/28/2010 10:34:22 PM
treasure-bliss	$100.00	$100.00	6/29/2010 3:30:18 AM
IntrepidInvestment	$50.00	$50.00	6/29/2010 5:25:12 AM
Havana21	$25.00	$25.00	6/29/2010 5:59:40 AM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:48 AM
ommcd	$25.00	$25.00	6/29/2010 8:24:35 AM
majestic-currency3	$25.00	$25.00	6/29/2010 8:24:38 AM
kindness-percolator5	$25.00	$25.00	6/29/2010 8:31:08 AM
39 bids
Borrower Payment Dependent Notes Series 464302
This series of Notes was issued and sold upon the funding of the borrower loan #43304, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 28.57%	Starting monthly payment:	$141.48
Final lender yield:	24.99%	Final borrower rate/APR:	25.99% / 28.31%	Final monthly payment:	$141.00

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-1993	Debt/Income ratio:	23%
Basic (1-10):	8	Inquiries last 6m:	2	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	12 / 11	Length of status:	1y 10m
Credit score:	640-659 (Jun-2010)	Total credit lines:	24	Occupation:	Teacher's Aide
Now delinquent:	0	Revolving credit balance:	$10,368	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	81%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	2easy	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	24 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,000.00	< 31 days late:	0 ( 0% )	620-639 (May-2008)
Principal balance:	$1,158.45	31+ days late:	0 ( 0% )
Total payments billed:	24
Description
Pay off debt, buy broken down appli
Purpose of loan: This loan will be used?to pay off some current debt and buy a new appliance?.?

My financial situation:
My financial situation is good. I have an excellent record with my current Prosper loan.
Monthly net income: $ 3000

Monthly expenses: $
??Housing: $ 800 ( my portion )
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 125
??Phone, cable, internet: $ 100
??Food, entertainment: $?425
??Clothing, household expenses $ 100
??Credit cards and other loans: $?650
??Other expenses: $ 150
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, What are your monthly income & expenses? thanks, - p2ploan-sensation211
A: My monthly net income is arouind $3100. My expenses are around $2400.. I have a wife who pays 1 mortgage on her previously owned home and shares the other with me. (Jul-01-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mercuriant	$25.00	$25.00	6/28/2010 4:58:27 PM
supreme-hope	$25.00	$25.00	6/29/2010 4:10:38 AM
Uylsses	$100.00	$100.00	6/29/2010 8:16:51 AM
penny-surgeon	$25.00	$25.00	6/29/2010 9:33:19 AM
intuitive-bill	$25.00	$25.00	6/29/2010 11:59:03 AM
drcoop	$25.00	$25.00	6/29/2010 2:36:19 PM
drcoop	$26.77	$26.77	6/29/2010 2:38:38 PM
Mr-Miracle	$25.00	$25.00	6/29/2010 7:19:01 PM
icanhasloanz	$100.00	$100.00	6/30/2010 2:16:15 AM
enthusiastic-balance5	$300.00	$300.00	7/1/2010 2:28:39 PM
wodude	$25.00	$25.00	7/1/2010 4:54:19 PM
ethicalhumanist	$25.00	$25.00	7/1/2010 6:38:27 PM
radar_love	$25.00	$25.00	7/1/2010 8:09:50 PM
MStackIV	$25.00	$25.00	7/2/2010 11:47:36 AM
outofoffice	$50.00	$50.00	7/2/2010 12:22:56 PM
exchange-cowbell5	$25.00	$25.00	7/2/2010 6:19:52 PM
kttalamo	$25.00	$25.00	7/2/2010 6:20:40 PM
Bob450	$35.00	$35.00	7/2/2010 9:02:55 PM
vivacious-p2p3	$25.00	$25.00	7/2/2010 5:26:03 PM
credit-maverick1	$100.00	$100.00	7/3/2010 7:58:57 AM
loss-of-control	$25.00	$25.00	7/3/2010 4:38:47 PM
E-B	$50.00	$50.00	7/4/2010 3:26:53 AM
PXM-Financial	$35.00	$35.00	7/4/2010 1:19:15 AM
MattProsper	$50.00	$50.00	7/4/2010 11:35:48 AM
BlessedEveryDay	$25.00	$25.00	7/4/2010 1:34:52 PM
hillerod	$25.00	$25.00	7/4/2010 4:00:58 PM
wonder3	$25.00	$25.00	7/5/2010 8:58:21 AM
113121	$2,000.00	$658.23	7/5/2010 9:47:23 AM
vigilance-searcher	$25.00	$25.00	7/5/2010 2:59:31 PM
Kyileo	$25.00	$25.00	7/5/2010 12:55:31 PM
social-zebra	$25.00	$25.00	7/5/2010 11:16:45 AM
CA_Lender	$25.00	$25.00	6/28/2010 5:10:50 PM
felicity-daydream	$50.00	$50.00	6/29/2010 5:49:43 AM
foothillender	$25.00	$25.00	6/29/2010 9:37:51 AM
red-favorable-basis	$25.00	$25.00	6/29/2010 1:46:20 PM
bold-unflappable-market	$50.00	$50.00	6/29/2010 4:50:57 PM
loan-fate	$50.00	$50.00	6/30/2010 5:46:05 AM
JustMee	$25.00	$25.00	6/30/2010 6:37:42 PM
BlueProteus	$25.00	$25.00	6/30/2010 8:43:42 PM
grammaspurse	$25.00	$25.00	6/30/2010 7:25:49 PM
MStackIV	$25.00	$25.00	7/1/2010 10:01:06 AM
Spiceyduck	$50.00	$50.00	7/1/2010 4:32:25 PM
hektek22	$300.00	$300.00	7/1/2010 6:17:30 PM
attractive-fund	$50.00	$50.00	7/2/2010 7:29:56 AM
whatreality	$25.00	$25.00	7/2/2010 10:25:23 AM
spiff666	$25.00	$25.00	7/2/2010 12:49:45 PM
MrPie	$25.00	$25.00	7/3/2010 1:33:33 PM
guardian3	$25.00	$25.00	7/4/2010 12:44:13 PM
Whipster	$25.00	$25.00	7/5/2010 5:54:43 AM
Mikale360	$30.00	$30.00	7/5/2010 6:50:09 AM
rate-hickory	$25.00	$25.00	7/5/2010 8:40:55 AM
order-bee1	$75.00	$75.00	7/5/2010 12:43:03 AM
patriot384	$105.00	$105.00	7/5/2010 12:46:25 PM
Pu239	$60.00	$60.00	7/5/2010 7:31:36 AM
lendstats_com	$200.00	$200.00	7/5/2010 10:20:04 AM
AlexTrep	$25.00	$25.00	7/5/2010 10:29:12 AM
Kash2010lu	$25.00	$25.00	7/5/2010 3:17:01 PM
discrete-nickel	$100.00	$100.00	7/5/2010 2:59:33 PM
58 bids
Borrower Payment Dependent Notes Series 464340
This series of Notes was issued and sold upon the funding of the borrower loan #43384, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-28-2010
				Auction end date:	Jun-29-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$79.73
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$79.73

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Nov-2005	Debt/Income ratio:	15%
Basic (1-10):	9	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	9 / 6	Length of status:	9y 5m
Credit score:	720-739 (Jun-2010)	Total credit lines:	17	Occupation:	Skilled Labor
Now delinquent:	0	Revolving credit balance:	$5,413	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	35%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	credit-atizer	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
putting in new bathroom
Purpose of loan:
This loan will be used to put in new bathroom
My financial situation:
I am a good candidate for this loan because? i pay all my bills on time an i have no deliquent accounts

Monthly net income: $ 2300

Monthly expenses: $
??Housing: $ 710.00
??Insurance: $ 50.00
??Car expenses: $
??Utilities: $100
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $100.00
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bountiful-durability	$100.00	$100.00	6/28/2010 4:41:48 PM
Artist_Blue	$25.00	$25.00	6/28/2010 4:42:41 PM
flexible-value	$28.00	$28.00	6/28/2010 4:45:54 PM
gojackgo	$50.00	$50.00	6/28/2010 4:46:53 PM
credit-investor5	$100.00	$100.00	6/28/2010 4:47:04 PM
stilleto8	$25.00	$25.00	6/28/2010 4:42:07 PM
Avala	$50.00	$50.00	6/28/2010 4:48:36 PM
orderly-loot	$25.00	$25.00	6/28/2010 4:43:32 PM
successful-euro	$75.00	$75.00	6/28/2010 4:43:40 PM
Winsten	$50.00	$50.00	6/28/2010 4:50:17 PM
ommcd	$25.00	$25.00	6/28/2010 4:51:18 PM
Tc11902	$25.00	$25.00	6/28/2010 4:46:27 PM
loan-kung-fu	$25.00	$25.00	6/28/2010 4:52:58 PM
ichibon	$75.00	$75.00	6/28/2010 4:53:23 PM
inspired-contract9	$50.00	$50.00	6/28/2010 4:49:39 PM
ThomasC	$25.00	$25.00	6/28/2010 4:47:33 PM
enthralling-deal180	$100.00	$100.00	6/28/2010 4:50:06 PM
dtrain5	$25.00	$16.62	6/28/2010 4:55:57 PM
interest-jedi0	$50.00	$50.00	6/28/2010 4:48:04 PM
syounker	$25.00	$25.00	6/28/2010 4:49:56 PM
Max8319	$25.00	$25.00	6/28/2010 4:52:50 PM
proper-p2p6	$100.00	$100.00	6/28/2010 4:53:48 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:24 PM
meenan	$25.00	$25.00	6/28/2010 4:55:29 PM
reflective-rupee	$28.38	$28.38	6/28/2010 4:54:20 PM
AmericanCredit	$25.00	$25.00	6/28/2010 4:55:06 PM
riproaringrapids	$25.00	$25.00	6/28/2010 4:43:45 PM
dharma1	$25.00	$25.00	6/28/2010 4:43:47 PM
orgy63	$25.00	$25.00	6/28/2010 4:44:59 PM
american6	$50.00	$50.00	6/28/2010 4:45:45 PM
Havana21	$25.00	$25.00	6/28/2010 4:45:57 PM
personal-lender	$25.00	$25.00	6/28/2010 4:46:18 PM
hookUup	$25.00	$25.00	6/28/2010 4:46:42 PM
simplelender80	$100.00	$100.00	6/28/2010 4:46:46 PM
tekkie2412	$25.00	$25.00	6/28/2010 4:47:07 PM
jangalt	$72.00	$72.00	6/28/2010 4:47:14 PM
the-transaction-stronghold	$50.00	$50.00	6/28/2010 4:47:27 PM
tntmojave	$25.00	$25.00	6/28/2010 4:48:09 PM
studious-bonus7	$50.00	$50.00	6/28/2010 4:48:16 PM
oskizzle	$25.00	$25.00	6/28/2010 4:43:12 PM
kenji4861	$25.00	$25.00	6/28/2010 4:41:56 PM
Comoparklender	$30.00	$30.00	6/28/2010 4:42:16 PM
Lii4me	$50.00	$50.00	6/28/2010 4:51:27 PM
fair-funds	$25.00	$25.00	6/28/2010 4:46:20 PM
potatoepicker	$50.00	$50.00	6/28/2010 4:51:41 PM
Global2010	$50.00	$50.00	6/28/2010 4:47:24 PM
mlopez2007	$25.00	$25.00	6/28/2010 4:48:00 PM
delicious-social132	$25.00	$25.00	6/28/2010 4:46:32 PM
trustworthy-fairness	$50.00	$50.00	6/28/2010 4:54:34 PM
reflective-rupee	$25.00	$25.00	6/28/2010 4:54:51 PM
1800porsche	$25.00	$25.00	6/28/2010 4:55:12 PM
loot-heart	$50.00	$50.00	6/28/2010 4:47:46 PM
finance-negotiator2	$25.00	$25.00	6/28/2010 4:55:40 PM
treasure-hunter270	$25.00	$25.00	6/28/2010 4:47:54 PM
Ivan2007	$25.00	$25.00	6/28/2010 4:52:41 PM
bid-czar8	$100.00	$100.00	6/28/2010 4:51:23 PM
ray1051	$50.00	$50.00	6/28/2010 4:51:54 PM
SCTrojangirl	$25.00	$25.00	6/28/2010 4:53:41 PM
4XKcWfGvp9kC3ELjo4pL	$25.00	$25.00	6/28/2010 4:52:44 PM
get30inc	$25.00	$25.00	6/28/2010 4:53:07 PM
RandyL3	$25.00	$25.00	6/29/2010 12:07:22 AM
Kelor99	$25.00	$25.00	6/29/2010 10:58:12 AM
62 bids
Borrower Payment Dependent Notes Series 464640
This series of Notes was issued and sold upon the funding of the borrower loan #43328, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-06-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$175.41
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$175.41

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Sep-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Self-employed
Enhanced (1-5):	5	Current / open credit lines:	10 / 9	Length of status:	3y 7m
Credit score:	740-759 (Jun-2010)	Total credit lines:	16	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$8,763	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	17%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	ore-quest	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Being sued by stalker ex fiance
Purpose of loan: The purpose of this loan is to help pay a portion of my attorney's fees. I'm an innocent defendant in a civil lawsuit brought against me by my ex fianc?. Half of his case was thrown out of court but he's still suing me for defamation and emotional distress. I ended our engagement in August of 2009 and he subsequently stalked and harassed me for several months. I was unable to get a permanent restraining order and the few measures I've taken to protect myself, he's now using against me in the courtroom. I'm at the end of my rope and don't know where else to turn for financial help.
My financial situation: My financial situation is tight but I always find a way to get my bills paid. I'd prefer not to take on any credit card debt which is why I'm creating a profile on Prosper. As you can see, I pay my credit cards off in full every month. I've had to rely on the help of friends, family and a line of credit with the bank to get me through this situation. I am a good candidate for this loan because I'm very responsible but the economy hit my business hard and I was still getting by month to month before my ex initiated the lawsuit. I'm doing everything I can to stay afloat while defending myself. These are unusually difficult times for everyone and unfortunately, I'm no exception to that rule. What I can say is that I understand the responsibility of financial lending and paying off debts. If you choose to help me, I'll do everything in my power to ensure you are repaid.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

orderly-loot	$25.00	$25.00	6/30/2010 4:24:59 PM
dharma1	$25.00	$25.00	6/30/2010 4:25:12 PM
Comoparklender	$50.00	$50.00	6/30/2010 4:25:20 PM
kenji4861	$25.00	$25.00	6/30/2010 4:25:32 PM
bountiful-durability	$50.00	$50.00	6/30/2010 4:25:38 PM
simplelender80	$100.00	$100.00	6/30/2010 4:29:38 PM
loot-heart	$50.00	$50.00	6/30/2010 4:30:13 PM
mlopez2007	$25.00	$25.00	6/30/2010 4:30:26 PM
tntmojave	$25.00	$25.00	6/30/2010 4:30:34 PM
enthralling-deal180	$100.00	$100.00	6/30/2010 4:31:28 PM
bid-czar8	$100.00	$100.00	6/30/2010 4:31:51 PM
Ivan2007	$25.00	$25.00	6/30/2010 4:32:21 PM
Avala	$50.00	$50.00	6/30/2010 4:30:56 PM
SCTrojangirl	$25.00	$25.00	6/30/2010 4:32:42 PM
successful-euro	$75.00	$75.00	6/30/2010 4:25:05 PM
alpinaut	$25.00	$25.00	6/30/2010 4:33:43 PM
liberty-destiny3	$25.00	$25.00	6/30/2010 4:34:01 PM
radforj22	$50.00	$50.00	6/30/2010 4:33:50 PM
brightest-breathtaking-finance	$100.00	$100.00	6/30/2010 4:35:35 PM
intuitive-bill	$25.00	$25.00	6/30/2010 4:35:47 PM
harty	$60.00	$60.00	6/30/2010 4:35:52 PM
lender_100	$25.00	$25.00	6/30/2010 4:34:14 PM
jengachamp	$25.00	$25.00	6/30/2010 4:34:33 PM
personal-lender	$25.00	$25.00	6/30/2010 4:29:23 PM
delicious-social132	$25.00	$25.00	6/30/2010 4:29:32 PM
SimpleChoice	$25.00	$25.00	6/30/2010 4:35:20 PM
lovely-order7	$25.00	$25.00	6/30/2010 4:37:25 PM
HarrisonHome	$25.00	$25.00	6/30/2010 4:35:25 PM
gojackgo	$50.00	$50.00	6/30/2010 4:29:44 PM
jangalt	$72.00	$72.00	6/30/2010 4:30:01 PM
the-transaction-stronghold	$50.00	$50.00	6/30/2010 4:30:06 PM
Alpha-AssistU	$100.00	$100.00	6/30/2010 4:38:28 PM
enthusiastic-balance5	$100.00	$100.00	6/30/2010 4:38:44 PM
get30inc	$25.00	$25.00	6/30/2010 4:32:15 PM
bayfocus	$25.00	$25.00	6/30/2010 6:05:03 PM
BlindProphet	$25.00	$25.00	6/30/2010 6:20:56 PM
finance-negotiator2	$25.00	$25.00	6/30/2010 4:33:35 PM
orindalender	$50.00	$50.00	6/30/2010 4:34:07 PM
hrubinst	$25.00	$25.00	6/30/2010 8:11:01 PM
affluence-pumpkin0	$25.00	$25.00	6/30/2010 4:36:01 PM
loan-kung-fu	$25.00	$25.00	6/30/2010 7:31:26 PM
plentiful-reward	$50.00	$50.00	6/30/2010 8:04:21 PM
bchen78875	$25.00	$25.00	7/1/2010 4:35:39 AM
dontscrewmeover1	$25.00	$25.00	7/1/2010 4:35:56 AM
Havana21	$25.00	$25.00	7/1/2010 4:46:14 AM
best-ingenious-funds	$25.00	$25.00	6/30/2010 4:47:03 PM
kmr2	$300.00	$300.00	6/30/2010 5:19:27 PM
ray1051	$50.00	$50.00	7/1/2010 6:24:31 AM
BigLinCT	$25.00	$25.00	7/1/2010 5:10:37 AM
rebelduke	$50.00	$50.00	7/1/2010 5:44:47 AM
npokpr	$50.00	$50.00	6/30/2010 9:09:27 PM
gulch	$26.37	$26.37	7/1/2010 3:55:57 AM
GElender	$50.00	$50.00	7/1/2010 6:24:41 AM
ferocious-exchange3	$25.00	$25.00	7/1/2010 8:05:41 AM
loyalist1	$100.00	$100.00	7/1/2010 8:07:31 AM
Artist_Blue	$25.00	$25.00	6/30/2010 4:24:35 PM
riproaringrapids	$25.00	$25.00	6/30/2010 4:25:09 PM
flexible-value	$28.00	$28.00	6/30/2010 4:29:15 PM
treasure-hunter270	$25.00	$25.00	6/30/2010 4:30:19 PM
interest-jedi0	$50.00	$50.00	6/30/2010 4:30:30 PM
orgy63	$25.00	$25.00	6/30/2010 4:29:04 PM
stilleto8	$50.00	$50.00	6/30/2010 4:22:58 PM
potatoepicker	$50.00	$50.00	6/30/2010 4:32:01 PM
studious-bonus7	$50.00	$50.00	6/30/2010 4:30:45 PM
american6	$25.00	$25.00	6/30/2010 4:31:02 PM
AmericanCredit	$25.00	$25.00	6/30/2010 4:33:15 PM
proper-p2p6	$100.00	$100.00	6/30/2010 4:32:48 PM
Cai8899	$75.00	$75.00	6/30/2010 4:35:15 PM
moneyfriend	$50.00	$50.00	6/30/2010 4:33:56 PM
orange-preeminant-bill	$100.00	$100.00	6/30/2010 4:34:51 PM
treasure-bliss	$100.00	$100.00	6/30/2010 4:34:59 PM
Tc11902	$25.00	$25.00	6/30/2010 4:29:28 PM
qtmspin	$25.00	$25.00	6/30/2010 4:37:43 PM
tekkie2412	$25.00	$25.00	6/30/2010 4:29:56 PM
point-solstice	$50.00	$50.00	6/30/2010 4:35:40 PM
Slend49	$25.00	$25.00	6/30/2010 4:38:38 PM
SNH	$75.00	$75.00	6/30/2010 4:36:36 PM
orange-dollar-guild	$50.00	$50.00	6/30/2010 4:39:02 PM
kindness-percolator5	$25.00	$25.00	6/30/2010 4:39:25 PM
tech310	$50.00	$50.00	6/30/2010 4:37:12 PM
blackstar	$25.00	$25.00	6/30/2010 4:37:21 PM
inspired-contract9	$50.00	$50.00	6/30/2010 4:31:18 PM
miket71	$53.41	$53.41	6/30/2010 4:47:04 PM
ichibon	$75.00	$75.00	6/30/2010 4:32:31 PM
trustworthy-fairness	$50.00	$50.00	6/30/2010 4:32:59 PM
1800porsche	$25.00	$25.00	6/30/2010 4:33:20 PM
meenan	$25.00	$25.00	6/30/2010 4:33:29 PM
clean-loyalty	$25.00	$25.00	6/30/2010 4:34:17 PM
commerce-voyager	$25.00	$25.00	6/30/2010 4:36:07 PM
Teminole	$50.00	$50.00	6/30/2010 7:31:36 PM
calm-deal7	$25.00	$25.00	6/30/2010 7:49:23 PM
discrete-asset	$25.00	$25.00	6/30/2010 4:37:36 PM
alcyon	$25.00	$25.00	7/1/2010 3:19:22 AM
authoritative-platinum7	$100.00	$100.00	6/30/2010 4:38:16 PM
credit-investor5	$100.00	$100.00	6/30/2010 8:10:33 PM
hookUup	$25.00	$25.00	7/1/2010 4:46:17 AM
RMB-Investments	$50.00	$50.00	6/30/2010 8:34:34 PM
glimmering-credit4	$25.00	$25.00	6/30/2010 10:34:22 PM
LNDRJoe	$50.00	$50.00	7/1/2010 6:04:34 AM
economy-producer	$25.00	$25.00	6/30/2010 5:41:04 PM
hannibal720	$25.00	$25.00	7/1/2010 7:09:28 AM
m3498	$25.00	$25.00	6/30/2010 7:55:06 PM
midwestSurfer	$25.00	$25.00	7/1/2010 7:34:23 AM
Approved1234	$50.00	$50.00	7/1/2010 5:49:42 AM
basis-daydream	$25.00	$25.00	7/1/2010 6:04:32 AM
cmax	$50.00	$50.00	7/1/2010 8:14:39 AM
JGB	$25.00	$25.00	7/1/2010 6:45:40 AM
tech_helper	$26.01	$26.01	7/1/2010 6:50:10 AM
SmokeyMirror	$50.00	$14.21	7/1/2010 8:16:04 AM
impressive-credit431	$25.00	$25.00	6/30/2010 11:14:32 PM
emprestador	$25.00	$25.00	7/1/2010 7:26:22 AM
cjames84	$25.00	$25.00	7/1/2010 7:39:29 AM
fair-funds	$25.00	$25.00	7/1/2010 4:46:06 AM
attractive-rate	$25.00	$25.00	7/1/2010 4:49:26 AM
thestartuplender	$35.00	$35.00	7/1/2010 5:19:24 AM
skvat	$25.00	$25.00	7/1/2010 8:15:18 AM
AlexTrep	$25.00	$25.00	7/1/2010 8:15:28 AM
Georgia_Boy	$25.00	$25.00	7/1/2010 5:55:07 AM
teller	$60.00	$60.00	7/1/2010 6:29:22 AM
neenerman	$75.00	$75.00	7/1/2010 7:09:21 AM
achillesa	$25.00	$25.00	7/1/2010 7:54:23 AM
SnE	$25.00	$25.00	7/1/2010 7:59:28 AM
larug111	$50.00	$50.00	7/1/2010 8:07:37 AM
durability-bandit1	$50.00	$50.00	7/1/2010 8:16:03 AM
heerzaquestion	$50.00	$50.00	7/3/2010 9:24:44 PM
Pickmar	$25.00	$25.00	7/5/2010 2:04:12 PM
126 bids
Borrower Payment Dependent Notes Series 464724
This series of Notes was issued and sold upon the funding of the borrower loan #43316, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jun-30-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	26.25%	Starting borrower rate/APR:	27.25% / 29.59%	Starting monthly payment:	$204.80
Final lender yield:	26.25%	Final borrower rate/APR:	27.25% / 29.59%	Final monthly payment:	$204.80

Auction yield range:	10.98% - 26.25%	Estimated loss impact:	10.65%
Lender servicing fee:	1.00%	Estimated return:	15.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jan-1995	Debt/Income ratio:	16%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	7 / 4	Length of status:	2y 5m
Credit score:	700-719 (Jun-2010)	Total credit lines:	43	Occupation:	Administrative Assi...
Now delinquent:	0	Revolving credit balance:	$3,552	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	59%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	0
Screen name:	bonus-dolphin9	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 45
??Phone, cable, internet: $ 43
??Food, entertainment: $ 300
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 200
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

kia777	$25.00	$25.00	6/30/2010 4:19:56 PM
topper480	$25.00	$25.00	6/30/2010 4:20:48 PM
auction-workhorse679	$25.00	$25.00	6/30/2010 4:21:31 PM
assetmanager	$25.00	$25.00	6/30/2010 4:20:57 PM
time4aloan	$30.00	$30.00	6/30/2010 4:23:55 PM
GreenNotes	$36.00	$36.00	6/30/2010 4:21:33 PM
transaction-eclipse	$25.00	$25.00	6/30/2010 4:22:20 PM
Artist_Blue	$25.00	$25.00	6/30/2010 4:24:48 PM
revenue-officer36	$25.00	$25.00	6/30/2010 4:22:29 PM
Comoparklender	$40.00	$40.00	6/30/2010 4:22:48 PM
DreDub	$50.00	$50.00	6/30/2010 4:23:11 PM
top-historic-peso	$26.00	$26.00	6/30/2010 4:26:30 PM
orange-preeminant-bill	$100.00	$100.00	6/30/2010 4:26:58 PM
benefit-squirrel	$25.00	$25.00	6/30/2010 4:27:13 PM
Phantom99	$25.00	$25.00	6/30/2010 4:27:17 PM
greenback-amplifier	$25.00	$25.00	6/30/2010 4:27:32 PM
desertoasis	$25.00	$25.00	6/30/2010 4:27:48 PM
Angel_Investor_7	$25.00	$25.00	6/30/2010 4:27:53 PM
jonbozeman	$25.00	$25.00	6/30/2010 4:28:04 PM
shrewd-deal	$25.00	$25.00	6/30/2010 4:28:14 PM
aasx1108	$25.00	$25.00	6/30/2010 4:28:32 PM
payout-detective7	$25.00	$25.00	6/30/2010 4:26:26 PM
loot-heart	$50.00	$50.00	6/30/2010 4:26:31 PM
AF-Chief	$28.00	$28.00	6/30/2010 4:27:04 PM
jrbill1998	$50.00	$50.00	6/30/2010 4:28:12 PM
TaoPooh	$25.00	$25.00	6/30/2010 4:28:24 PM
loucr2003	$25.00	$25.00	6/30/2010 4:28:33 PM
openness-prospector	$25.00	$25.00	6/30/2010 4:21:28 PM
personal-lender	$25.00	$25.00	6/30/2010 4:31:49 PM
Pman	$25.00	$25.00	6/30/2010 4:31:55 PM
mizount	$25.00	$25.00	6/30/2010 4:23:22 PM
reflective-rupee	$25.00	$25.00	6/30/2010 4:31:18 PM
kind-adventurous-finance	$30.00	$30.00	6/30/2010 4:32:36 PM
treasure-bliss	$100.00	$100.00	6/30/2010 4:26:55 PM
successful-euro	$30.00	$30.00	6/30/2010 4:27:04 PM
lloyd_s	$25.00	$25.00	6/30/2010 4:27:12 PM
SNH	$75.00	$75.00	6/30/2010 4:27:16 PM
cash-spark3	$50.00	$50.00	6/30/2010 4:35:03 PM
kind-responsibility-balancer	$50.00	$50.00	6/30/2010 4:27:31 PM
tech310	$50.00	$50.00	6/30/2010 4:27:40 PM
GatorBux	$25.00	$25.00	6/30/2010 4:27:52 PM
bid-czar8	$100.00	$100.00	6/30/2010 4:27:56 PM
joee	$50.00	$50.00	6/30/2010 4:28:18 PM
reflective-rupee	$810.33	$355.00	6/30/2010 4:35:50 PM
fairhelper	$25.00	$25.00	6/30/2010 4:28:34 PM
orderly-leverage	$30.00	$30.00	6/30/2010 4:34:36 PM
ommcd	$25.00	$25.00	6/30/2010 4:35:32 PM
AlexTrep	$25.00	$25.00	6/30/2010 4:46:18 PM
bountiful-durability	$50.00	$50.00	6/30/2010 4:34:26 PM
top-courteous-peso	$25.00	$25.00	6/30/2010 4:36:58 PM
Wachocia	$25.00	$25.00	6/30/2010 4:46:09 PM
dollardave	$100.00	$100.00	7/1/2010 12:16:45 PM
JustMee	$25.00	$25.00	7/2/2010 5:27:06 AM
greenback-catapult3	$75.00	$75.00	7/2/2010 10:57:49 AM
benjo	$50.00	$50.00	6/30/2010 4:20:02 PM
benevolent-bonus	$25.00	$25.00	6/30/2010 4:20:12 PM
famous-bill	$50.00	$50.00	6/30/2010 4:20:26 PM
SkepticalBen	$25.00	$25.00	6/30/2010 4:22:32 PM
wecandoit	$25.00	$25.00	6/30/2010 4:19:58 PM
1nvest	$25.00	$25.00	6/30/2010 4:20:44 PM
Bank42	$50.00	$50.00	6/30/2010 4:26:35 PM
visionary-currency	$50.00	$50.00	6/30/2010 4:27:33 PM
Jonb6919	$25.00	$25.00	6/30/2010 4:28:01 PM
worth-arch	$25.00	$25.00	6/30/2010 4:28:06 PM
sharp-money3	$25.00	$25.00	6/30/2010 4:28:14 PM
r0b3m4n	$25.00	$25.00	6/30/2010 4:28:17 PM
marketologist327	$25.00	$25.00	6/30/2010 4:28:19 PM
gss_000	$25.00	$25.00	6/30/2010 4:28:30 PM
pavelz	$50.00	$50.00	6/30/2010 4:26:30 PM
qwsd12	$40.00	$40.00	6/30/2010 4:26:33 PM
generous-deal6	$25.00	$25.00	6/30/2010 4:26:36 PM
green-thoughtful-yield	$50.00	$50.00	6/30/2010 4:27:09 PM
natural-greenback6	$25.00	$25.00	6/30/2010 4:27:59 PM
Share_The_Wealth	$50.00	$50.00	6/30/2010 4:28:15 PM
drg6289	$25.00	$25.00	6/30/2010 4:28:27 PM
teller	$25.00	$25.00	6/30/2010 4:28:42 PM
elegant-loot	$25.00	$25.00	6/30/2010 4:20:25 PM
simplelender80	$50.00	$50.00	6/30/2010 4:31:36 PM
reflective-rupee	$25.00	$25.00	6/30/2010 4:31:40 PM
heavenly-repayment4	$25.00	$25.00	6/30/2010 4:23:08 PM
Dreams4Cash	$25.00	$25.00	6/30/2010 4:23:16 PM
shrewd-peace7	$30.00	$30.00	6/30/2010 4:23:54 PM
soulful-truth	$1,000.00	$1,000.00	6/30/2010 4:32:54 PM
Rattlehead	$25.00	$25.00	6/30/2010 4:33:03 PM
intelligent-yield	$25.00	$25.00	6/30/2010 4:34:38 PM
S-Master	$25.00	$25.00	6/30/2010 4:26:52 PM
Havana21	$25.00	$25.00	6/30/2010 4:27:21 PM
brother_tam	$50.00	$50.00	6/30/2010 4:27:36 PM
IntrepidInvestment	$50.00	$50.00	6/30/2010 4:27:46 PM
industrious-dedication	$25.00	$25.00	6/30/2010 4:27:51 PM
parsec9	$25.00	$25.00	6/30/2010 4:27:55 PM
svandgts	$25.00	$25.00	6/30/2010 4:35:31 PM
LessAllan	$25.00	$25.00	6/30/2010 4:28:13 PM
israel15	$25.00	$25.00	6/30/2010 4:28:20 PM
thorough-exchange4	$25.00	$25.00	6/30/2010 4:34:05 PM
social-conductor4	$25.00	$25.00	6/30/2010 4:28:25 PM
jengachamp	$25.00	$25.00	6/30/2010 4:34:29 PM
wwwUniversal	$25.00	$25.00	6/30/2010 4:37:31 PM
GInBaghdad	$25.00	$25.00	6/30/2010 4:35:28 PM
relentless-penny	$25.00	$25.00	6/30/2010 4:35:31 PM
mercuriant	$25.00	$25.00	6/30/2010 4:36:18 PM
MADAOO7	$50.00	$50.00	6/30/2010 4:31:39 PM
first-upright-payout	$25.00	$25.00	6/30/2010 4:32:07 PM
FeedTheMachine	$50.00	$50.00	6/30/2010 4:35:08 PM
Whipster	$50.00	$50.00	6/30/2010 4:38:27 PM
rockhound84	$25.00	$25.00	7/1/2010 5:20:20 AM
foothillender	$25.00	$25.00	7/1/2010 7:06:52 AM
squarebob	$25.00	$25.00	7/2/2010 12:03:11 PM
108 bids
Borrower Payment Dependent Notes Series 463781
This series of Notes was issued and sold upon the funding of the borrower loan #43325, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-24-2010
				Auction end date:	Jun-28-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	33.15%	Final borrower rate/APR:	34.15% / 36.87%	Final monthly payment:	$67.13

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.23%
Lender servicing fee:	1.00%	Estimated return:	16.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Dec-2001	Debt/Income ratio:	10%
Basic (1-10):	8	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	5 / 5	Length of status:	2y 3m
Credit score:	620-639 (Jun-2010)	Total credit lines:	11	Occupation:	Retail Management
Now delinquent:	1	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Amount delinquent:	$572	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	No
Delinquencies in last 7y:	5
Screen name:	tito83	Borrower's state:	Texas	Borrower's group:	440+ Supporting Lenders. Get FUNDED @ LOWER % than ANY group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	620-639 (Latest)
Principal borrowed:	$1,000.00	< 31 days late:	0 ( 0% )	660-679 (Jul-2008) 620-639 (Oct-2006)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	3
Description
Wedding
My Brother?is getting married and I would like to help with the wedding and honeymoon. It is very important to him and his future wife that they have a good wedding but with bills and a kid on the way it will be hard for them to do that. This is my gift to them. Had to relist this because of new address.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

alexgalt	$100.00	$100.00	6/24/2010 3:52:23 PM
five-star-note	$45.45	$45.45	6/25/2010 8:34:26 AM
reflective-rupee	$25.00	$25.00	6/24/2010 9:53:19 PM
principal-mermaid	$300.00	$300.00	6/24/2010 11:04:22 PM
realtormoises	$25.00	$25.00	6/25/2010 9:49:43 AM
return-grizzly	$100.00	$100.00	6/25/2010 1:03:47 AM
rustysailor	$25.00	$25.00	6/25/2010 5:48:54 PM
JustMee	$25.00	$25.00	6/25/2010 7:27:15 PM
new-smart-fund	$25.00	$25.00	6/26/2010 11:44:37 AM
reflective-rupee	$25.00	$25.00	6/26/2010 1:52:11 PM
AlexTrep	$25.00	$25.00	6/27/2010 1:34:59 PM
coasterman	$25.00	$25.00	6/27/2010 12:58:26 PM
Evolver	$25.00	$25.00	6/28/2010 5:09:30 AM
AlexTrep	$25.00	$25.00	6/27/2010 1:26:52 PM
lostviajero	$25.00	$25.00	6/27/2010 2:18:50 PM
Kqwik	$27.78	$27.78	6/28/2010 8:28:44 AM
kingston1	$25.00	$25.00	6/28/2010 10:06:58 AM
LEO_B	$25.00	$25.00	6/28/2010 4:47:23 PM
frugalinvestor20	$25.00	$25.00	6/24/2010 3:57:46 PM
top-courteous-peso	$25.00	$25.00	6/25/2010 8:34:27 AM
red-favorable-basis	$25.00	$25.00	6/25/2010 2:50:46 AM
SolarMoonshine	$50.00	$50.00	6/25/2010 9:49:31 AM
marwadi-62	$100.00	$100.00	6/25/2010 11:51:31 AM
hidavehi	$55.00	$55.00	6/26/2010 12:31:34 PM
reflective-rupee	$25.00	$25.00	6/26/2010 1:51:45 PM
supreme-hope	$25.00	$25.00	6/26/2010 6:26:09 AM
genuine-integrity0	$25.00	$25.00	6/26/2010 7:03:03 AM
wlm3012	$25.00	$25.00	6/26/2010 12:02:01 PM
reflective-rupee	$25.00	$25.00	6/26/2010 1:51:58 PM
McDeeter	$25.00	$25.00	6/27/2010 8:50:19 AM
seadogs	$25.00	$25.00	6/28/2010 3:01:33 AM
bold-direct-asset	$25.00	$25.00	6/28/2010 10:07:33 AM
wwwUniversal	$25.00	$21.77	6/28/2010 10:15:14 AM
green-thoughtful-yield	$50.00	$50.00	6/28/2010 3:50:15 PM
glroark	$50.00	$50.00	6/28/2010 6:00:45 PM
35 bids
Borrower Payment Dependent Notes Series 464185
This series of Notes was issued and sold upon the funding of the borrower loan #43381, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$8,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jun-28-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	9.20%	Starting borrower rate/APR:	10.20% / 12.31%	Starting monthly payment:	$258.89
Final lender yield:	9.20%	Final borrower rate/APR:	10.20% / 12.31%	Final monthly payment:	$258.89

Auction yield range:	3.98% - 9.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	7.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Jun-1983	Debt/Income ratio:	35%
Basic (1-10):	8	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	4	Current / open credit lines:	19 / 19	Length of status:	9y 8m
Credit score:	780-799 (Jun-2010)	Total credit lines:	37	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$16,563	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	11%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	five-star-bonus6	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Clean Slate Needed
Purpose of loan:
This loan will be used to? consolidate debts that were incurred from someone taking advantage of my kindness.

My financial situation:
I am a good candidate for this loan because?I could have taken the easy way out 6 years ago by going bankrupt but I valued my credit rating and I didn't think others should pay for my mistakes. I am 2 payments away from paying off an unsecured loan for $25,000 at 9.99%. I have an excellent credit rating and take my debts very seriously.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Comoparklender	$30.00	$30.00	6/28/2010 4:42:21 PM
studious-bonus7	$50.00	$50.00	6/28/2010 4:48:20 PM
Avala	$50.00	$50.00	6/28/2010 4:48:40 PM
orderly-loot	$25.00	$25.00	6/28/2010 4:41:13 PM
Winsten	$50.00	$50.00	6/28/2010 4:50:19 PM
Artist_Blue	$25.00	$25.00	6/28/2010 4:43:06 PM
loan-kung-fu	$25.00	$25.00	6/28/2010 4:53:01 PM
hrubinst	$25.00	$25.00	6/28/2010 4:48:32 PM
american6	$25.00	$25.00	6/28/2010 4:48:50 PM
trustworthy-fairness	$50.00	$50.00	6/28/2010 4:54:37 PM
personal-lender	$25.00	$25.00	6/28/2010 4:49:24 PM
durability-bandit1	$50.00	$50.00	6/28/2010 4:57:51 PM
ommcd	$25.00	$25.00	6/28/2010 4:51:21 PM
dickfore	$25.00	$25.00	6/28/2010 4:52:07 PM
get30inc	$25.00	$25.00	6/28/2010 4:53:10 PM
ichibon	$75.00	$75.00	6/28/2010 4:53:27 PM
teller	$25.00	$25.00	6/28/2010 11:55:05 PM
BigMoney56	$25.00	$25.00	6/29/2010 12:04:36 AM
romario	$26.82	$26.82	6/28/2010 11:48:22 PM
blackstar	$25.00	$25.00	6/29/2010 6:14:29 AM
treasure-bliss	$100.00	$100.00	6/29/2010 3:30:26 AM
Cai8899	$50.00	$50.00	6/29/2010 5:54:46 AM
SNH	$50.00	$50.00	6/29/2010 8:17:03 AM
top-silver-american	$25.00	$25.00	6/29/2010 11:09:43 AM
riproaringrapids	$25.00	$25.00	6/29/2010 12:44:27 PM
Cheburashka	$25.00	$25.00	6/29/2010 2:06:07 PM
cash-vault	$25.00	$25.00	6/29/2010 2:06:30 PM
efficient-marketplace	$50.00	$50.00	6/29/2010 2:06:05 PM
easybreezy	$50.00	$50.00	6/29/2010 7:14:36 PM
fair-funds	$25.00	$25.00	6/29/2010 10:44:28 PM
qtmspin	$25.00	$25.00	6/30/2010 5:54:28 AM
HAVEANICEDAY	$25.00	$25.00	6/30/2010 6:57:26 AM
authoritative-platinum7	$100.00	$100.00	6/30/2010 9:35:44 AM
lovely-order7	$25.00	$25.00	6/30/2010 5:29:23 AM
Alpha-AssistU	$50.00	$50.00	6/30/2010 10:49:42 AM
Slend49	$25.00	$25.00	6/30/2010 11:50:21 AM
orange-dollar-guild	$50.00	$50.00	6/30/2010 1:56:42 PM
lender281	$25.00	$25.00	6/30/2010 2:44:38 PM
ethicalhumanist	$25.00	$25.00	6/30/2010 12:07:04 PM
point-solstice	$50.00	$50.00	6/30/2010 5:26:31 PM
calm-deal7	$25.00	$25.00	6/30/2010 7:49:28 PM
m3498	$50.00	$50.00	6/30/2010 7:56:00 PM
GElender	$50.00	$50.00	7/1/2010 6:35:31 AM
cjames84	$25.00	$25.00	7/1/2010 7:44:29 AM
ferocious-exchange3	$25.00	$25.00	7/1/2010 8:05:48 AM
thestartuplender	$35.00	$35.00	7/1/2010 5:19:35 AM
syounker	$25.00	$25.00	7/1/2010 9:29:56 AM
USCGC	$50.00	$50.00	7/1/2010 11:36:54 AM
new-social-economist	$25.00	$25.00	7/1/2010 8:56:35 AM
head	$25.00	$25.00	7/1/2010 8:57:44 AM
IIP77	$25.00	$25.00	7/1/2010 12:02:30 PM
yield-seeker	$25.00	$25.00	7/1/2010 9:07:00 AM
successful-euro	$50.00	$50.00	7/1/2010 9:29:58 AM
ddibernardo	$25.00	$25.00	7/1/2010 12:25:04 PM
loan-master996	$34.20	$34.20	7/1/2010 12:40:36 PM
piter-to-la-investment	$25.00	$25.00	7/1/2010 12:54:41 PM
sbsahm	$25.00	$25.00	7/1/2010 1:00:20 PM
8bitnintendo	$25.00	$25.00	7/1/2010 10:30:34 AM
wayman	$25.00	$25.00	7/1/2010 1:25:05 PM
bxdoc	$51.17	$51.17	7/1/2010 12:38:49 PM
economy-producer	$25.00	$25.00	7/1/2010 12:40:12 PM
Phantom99	$25.00	$25.00	7/1/2010 12:40:42 PM
bowdish1	$50.00	$50.00	7/1/2010 2:37:49 PM
WillyP345	$25.00	$25.00	7/1/2010 2:44:20 PM
stoopidnoodle	$25.00	$25.00	7/1/2010 11:58:04 AM
nickel-ferret	$25.00	$25.00	7/1/2010 3:40:08 PM
Syndication	$25.00	$25.00	7/1/2010 2:29:25 PM
BuffetRocks	$50.00	$50.00	7/1/2010 2:37:50 PM
favorite-commerce	$50.00	$50.00	7/1/2010 4:08:02 PM
cello1	$25.00	$25.00	7/1/2010 4:09:06 PM
PRGuyinVA	$25.00	$25.00	7/1/2010 4:09:59 PM
mavenhaven	$25.00	$25.00	7/1/2010 2:52:47 PM
dreammachine	$50.00	$50.00	7/1/2010 3:02:02 PM
pavelz	$50.00	$50.00	7/1/2010 3:02:50 PM
relentless-penny	$25.00	$25.00	7/1/2010 3:03:08 PM
contract-giant	$25.00	$25.00	7/1/2010 8:25:13 PM
wildebeest9	$25.00	$25.00	7/1/2010 8:39:00 PM
wampum-chorus3	$25.00	$25.00	7/1/2010 8:09:34 PM
alaco	$25.00	$25.00	7/1/2010 9:24:23 PM
mizount	$25.00	$25.00	7/2/2010 5:38:05 AM
fascinating-social1	$25.00	$25.00	7/1/2010 11:59:11 PM
gogrannygo	$25.00	$25.00	7/2/2010 6:26:44 AM
careful-money2	$50.00	$50.00	7/1/2010 8:11:05 PM
340	$50.00	$50.00	7/1/2010 8:59:04 PM
Sonos	$25.00	$25.00	7/2/2010 12:21:25 PM
brightest-affluence-motivator	$100.00	$100.00	7/2/2010 10:38:32 AM
new-return-faire	$50.00	$50.00	7/2/2010 11:22:51 AM
kind-unassuming-fund	$25.00	$25.00	7/2/2010 9:37:44 AM
RochelleW	$50.00	$50.00	7/2/2010 11:29:39 AM
restech	$25.00	$25.00	7/2/2010 3:27:59 PM
don8ter	$25.00	$25.00	7/2/2010 4:03:35 PM
the-profit-oracle	$25.00	$25.00	7/2/2010 4:23:03 PM
best-generosity-financier	$25.00	$25.00	7/2/2010 5:36:24 PM
serpentine	$50.00	$50.00	7/3/2010 10:26:43 AM
selfmademan	$25.00	$25.00	7/3/2010 4:57:59 PM
Kelor99	$25.00	$25.00	7/3/2010 10:20:10 AM
emunah6	$25.00	$25.00	7/3/2010 10:31:08 AM
overflowinglife	$25.00	$25.00	7/3/2010 3:51:30 PM
jasonuz	$25.00	$25.00	7/3/2010 7:58:25 PM
important-ore	$50.00	$50.00	7/3/2010 8:31:25 PM
CERTIFIED	$100.00	$100.00	7/4/2010 10:41:21 AM
heerzaquestion	$25.00	$25.00	7/3/2010 9:22:49 PM
Gibbyland	$75.00	$75.00	7/4/2010 11:47:17 AM
money-bauble	$38.91	$38.91	7/4/2010 3:57:18 PM
upbeat-investment9	$25.00	$25.00	7/4/2010 4:53:11 PM
CACO_Bank	$25.00	$25.00	7/4/2010 5:22:54 PM
agbullet55443	$200.00	$200.00	7/4/2010 8:13:40 PM
payout-magician	$25.00	$25.00	7/5/2010 11:52:37 AM
Independenttools	$25.00	$25.00	7/5/2010 12:48:11 PM
rescue	$250.00	$94.73	7/5/2010 4:42:38 AM
dmitriy2	$25.00	$25.00	7/5/2010 1:41:11 PM
rich329	$25.00	$25.00	7/5/2010 4:30:50 PM
socal-lender	$25.00	$25.00	7/5/2010 1:42:57 PM
Havana21	$25.00	$25.00	6/28/2010 4:46:08 PM
bountiful-durability	$100.00	$100.00	6/28/2010 4:41:52 PM
ijspence	$25.00	$25.00	6/28/2010 4:44:29 PM
orgy63	$25.00	$25.00	6/28/2010 4:45:03 PM
SCTrojangirl	$25.00	$25.00	6/28/2010 4:53:58 PM
bid-czar8	$100.00	$100.00	6/28/2010 4:54:56 PM
enthralling-deal180	$100.00	$100.00	6/28/2010 4:50:09 PM
treasure-hunter270	$25.00	$25.00	6/28/2010 4:49:04 PM
Panna	$25.00	$25.00	6/28/2010 4:58:43 PM
first-upright-payout	$25.00	$25.00	6/28/2010 4:52:28 PM
1800porsche	$25.00	$25.00	6/28/2010 4:55:21 PM
top-courteous-peso	$100.00	$100.00	6/28/2010 4:58:57 PM
stilleto8	$50.00	$50.00	6/28/2010 7:49:39 PM
Max8319	$25.00	$25.00	6/29/2010 3:19:28 AM
orange-preeminant-bill	$100.00	$100.00	6/29/2010 3:24:32 AM
bchen78875	$25.00	$25.00	6/28/2010 11:54:47 PM
jstnow	$25.00	$25.00	6/29/2010 3:19:30 AM
SimpleChoice	$25.00	$25.00	6/29/2010 6:39:37 AM
thorough-exchange4	$25.00	$25.00	6/29/2010 5:59:35 AM
tranquil-return4	$25.00	$25.00	6/29/2010 8:15:58 AM
HarrisonHome	$25.00	$25.00	6/29/2010 8:04:23 AM
brightest-breathtaking-finance	$100.00	$100.00	6/29/2010 9:34:33 AM
intuitive-bill	$25.00	$25.00	6/29/2010 12:14:50 PM
SmokeyMirror	$50.00	$50.00	6/29/2010 1:59:29 PM
sparkling-gold	$50.00	$50.00	6/29/2010 2:39:47 PM
KiwiElf	$25.00	$25.00	6/29/2010 11:07:58 PM
tech310	$50.00	$50.00	6/30/2010 12:34:26 AM
delicious-social132	$25.00	$25.00	6/30/2010 8:06:32 AM
enthusiastic-balance5	$100.00	$100.00	6/30/2010 12:05:34 PM
jga516	$25.00	$25.00	6/30/2010 9:36:38 AM
Funds2Loan	$25.00	$25.00	6/30/2010 12:54:19 PM
bayfocus	$25.00	$25.00	6/30/2010 6:05:19 PM
n2cash	$25.00	$25.00	7/1/2010 6:52:57 AM
RMB-Investments	$50.00	$50.00	7/1/2010 7:01:19 AM
Teminole	$50.00	$50.00	6/30/2010 7:31:43 PM
radforj22	$25.00	$25.00	7/1/2010 8:16:37 AM
linklady	$50.00	$50.00	7/1/2010 8:47:55 AM
mpactlender	$25.00	$25.00	7/1/2010 8:14:56 AM
the-transaction-stronghold	$25.00	$25.00	7/1/2010 9:29:59 AM
AdamClemSC	$25.00	$25.00	7/1/2010 8:54:49 AM
auction-workhorse679	$25.00	$25.00	7/1/2010 9:37:01 AM
bold-durability-drum	$50.00	$50.00	7/1/2010 9:24:30 AM
treasure-singularity	$25.00	$25.00	7/1/2010 9:36:31 AM
first-listing-expert	$50.00	$50.00	7/1/2010 10:54:21 AM
ddog0224	$25.00	$25.00	7/1/2010 12:02:40 PM
Clambake	$46.56	$46.56	7/1/2010 11:35:32 AM
lloyd_s	$25.00	$25.00	7/1/2010 12:40:20 PM
time4aloan	$50.00	$50.00	7/1/2010 12:40:38 PM
gelidfrank	$25.00	$25.00	7/1/2010 1:25:38 PM
castleman	$25.00	$25.00	7/1/2010 11:34:39 AM
currency-shaker16	$27.61	$27.61	7/1/2010 12:50:58 PM
dinero-speaker	$40.00	$40.00	7/1/2010 12:53:18 PM
worth-arch	$25.00	$25.00	7/1/2010 12:54:11 PM
Galt_Capitalist	$200.00	$200.00	7/1/2010 1:18:33 PM
flexible-return297	$25.00	$25.00	7/1/2010 3:02:03 PM
a-finance-nirvana	$25.00	$25.00	7/1/2010 12:02:34 PM
sportcraft18	$100.00	$100.00	7/1/2010 2:20:17 PM
responsibility-butterfly	$25.00	$25.00	7/1/2010 12:32:24 PM
miket71	$43.75	$43.75	7/1/2010 12:40:10 PM
bodascafe	$25.00	$25.00	7/1/2010 4:09:10 PM
sanych	$47.10	$47.10	7/1/2010 2:29:22 PM
LandE2BG	$25.00	$25.00	7/1/2010 2:37:47 PM
Supernick	$50.00	$50.00	7/1/2010 3:51:39 PM
Pulchritudinous	$25.00	$25.00	7/2/2010 6:01:30 AM
wise-silver-wonder	$25.00	$25.00	7/2/2010 9:41:17 AM
commitment-farm	$25.00	$25.00	7/2/2010 11:31:37 AM
Tradesmanlender	$25.00	$25.00	7/2/2010 9:41:08 AM
Winsten	$100.00	$100.00	7/2/2010 7:09:21 AM
rudyindc	$25.00	$25.00	7/2/2010 8:51:49 AM
spiff666	$25.00	$25.00	7/2/2010 12:39:23 PM
flwah	$25.00	$25.00	7/2/2010 3:39:47 PM
QsDad	$25.00	$25.00	7/2/2010 3:18:05 PM
finance-symphony7	$25.00	$25.00	7/2/2010 4:38:22 PM
mikeandcat	$45.21	$45.21	7/2/2010 6:57:48 PM
verdiprr	$100.00	$100.00	7/3/2010 7:43:24 AM
nalaari	$25.00	$25.00	7/3/2010 6:37:04 AM
platinum-rapture6	$25.00	$25.00	7/3/2010 3:06:44 PM
nalaari	$44.94	$44.94	7/4/2010 6:42:53 AM
UncleScroogeDMD	$100.00	$100.00	7/4/2010 7:06:10 AM
friendly-market5	$50.00	$50.00	7/3/2010 8:13:43 PM
ttnk62918	$25.00	$25.00	7/3/2010 5:22:49 PM
metro457	$25.00	$25.00	7/3/2010 5:41:27 PM
kmr2	$29.00	$29.00	7/4/2010 8:16:19 PM
Charmart	$25.00	$25.00	7/5/2010 5:24:27 AM
wwwUniversal	$25.00	$25.00	7/4/2010 8:16:21 PM
richboy56	$50.00	$50.00	7/4/2010 11:38:59 PM
foldingbenny2	$65.00	$65.00	7/4/2010 12:19:22 PM
beakerfish	$50.00	$50.00	7/4/2010 7:54:03 PM
availableloan	$25.00	$25.00	7/5/2010 9:28:56 AM
encore02	$50.00	$50.00	7/5/2010 1:53:03 PM
203 bids
Borrower Payment Dependent Notes Series 464413
This series of Notes was issued and sold upon the funding of the borrower loan #43393, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jun-29-2010
				Auction end date:	Jul-05-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$113.09

Auction yield range:	13.98% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Apr-2002	Debt/Income ratio:	44%
Basic (1-10):	6	Inquiries last 6m:	1	Employment status:	Full-time employee
Enhanced (1-5):	2	Current / open credit lines:	6 / 6	Length of status:	24y 5m
Credit score:	620-639 (Jun-2010)	Total credit lines:	22	Occupation:	Professional
Now delinquent:	2	Revolving credit balance:	$6,623	Stated income:	$25,000-$49,999
Amount delinquent:	$1,172	Bankcard utilization:	72%
Public records last 12m / 10y:	0/ 1	Homeownership:	No
Delinquencies in last 7y:	24
Screen name:	trcsimp5	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	61 ( 98% )	620-639 (Latest)
Principal borrowed:	$21,000.00	< 31 days late:	1 ( 2% )	640-659 (Feb-2008) 640-659 (Jul-2007)
Principal balance:	$997.88	31+ days late:	0 ( 0% )
Total payments billed:	62
Description
debt consolidation
Purpose of loan:
This loan will be used to? pay off bills????????????????????

My financial situation:
I am a good candidate for this loan because? I have been employed for 25 years on my job and paying all of my bills on time.????????
Monthly net income: $ 3000.00????

Monthly expenses: $
??Housing: $ 750????
??Insurance: $ 100
??Car expenses: $ 255
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $ 100????
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $ 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

principal-mermaid	$50.00	$50.00	6/29/2010 3:58:40 PM
AlexTrep	$25.00	$25.00	6/29/2010 4:00:51 PM
MoneyForNothing	$27.51	$27.51	6/29/2010 7:18:32 PM
WonByOne	$50.00	$50.00	6/30/2010 6:22:57 AM
Jasmel	$500.00	$237.49	6/30/2010 5:47:40 AM
FASTIZIO_P	$25.00	$25.00	7/1/2010 9:54:27 AM
RainyDayFunds	$25.00	$25.00	7/1/2010 10:27:41 PM
myutmost	$51.50	$51.50	7/2/2010 9:03:20 PM
realtormoises	$25.00	$25.00	7/3/2010 6:33:11 AM
SolarMoonshine	$25.00	$25.00	7/3/2010 7:50:45 AM
supreme-hope	$25.00	$25.00	7/3/2010 6:12:03 PM
brother_tam	$500.00	$500.00	7/4/2010 2:57:39 PM
visionary-fund	$25.00	$25.00	7/4/2010 4:34:41 PM
cash-spark3	$25.00	$25.00	7/5/2010 1:00:47 AM
Amber_Stone	$25.00	$25.00	7/5/2010 8:15:30 AM
red-favorable-basis	$25.00	$25.00	6/29/2010 4:46:16 PM
Legally_Blonde	$34.61	$34.61	6/29/2010 5:40:30 PM
BradP	$50.00	$50.00	6/30/2010 5:44:25 PM
UCLA4life	$25.00	$25.00	7/1/2010 1:03:27 PM
jhouman	$25.00	$25.00	7/1/2010 1:03:08 PM
Skeptical-one	$30.00	$30.00	7/1/2010 2:01:42 PM
Sturgee	$25.00	$25.00	7/1/2010 7:57:03 PM
new-truth-chuckler	$40.00	$40.00	7/2/2010 6:28:50 PM
dime-sanctuary	$25.00	$25.00	7/3/2010 7:45:52 AM
relentless-penny	$50.00	$50.00	7/3/2010 6:14:09 PM
CASSHMAN	$75.00	$75.00	7/4/2010 8:15:38 AM
return-grizzly	$100.00	$100.00	7/4/2010 4:31:38 AM
Aberdeen	$400.00	$400.00	7/3/2010 6:16:18 PM
wwwUniversal	$25.00	$25.00	7/4/2010 3:02:35 PM
top-courteous-peso	$25.00	$25.00	7/4/2010 4:38:15 PM
zone6	$97.40	$97.40	7/4/2010 9:28:38 PM
CoffeyvilleKS	$31.49	$31.49	7/5/2010 5:52:26 AM
CASSHMAN	$50.00	$50.00	7/5/2010 8:39:46 AM
ethicalhumanist	$25.00	$25.00	7/5/2010 12:57:59 PM
glroark	$50.00	$50.00	7/5/2010 1:51:53 PM
lendstats_com	$100.00	$100.00	7/5/2010 10:23:08 AM
kingston1	$50.00	$50.00	7/5/2010 1:39:53 PM
37 bids
Borrower Payment Dependent Notes Series 464749
This series of Notes was issued and sold upon the funding of the borrower loan #43310, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jul-02-2010
				Auction end date:	Jul-02-2010

Starting lender yield:	25.25%	Starting borrower rate/APR:	26.25% / 29.51%	Starting monthly payment:	$48.51
Final lender yield:	25.25%	Final borrower rate/APR:	26.25% / 29.51%	Final monthly payment:	$48.51

Auction yield range:	10.98% - 25.25%	Estimated loss impact:	10.62%
Lender servicing fee:	1.00%	Estimated return:	14.63%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Feb-1994	Debt/Income ratio:	6%
Basic (1-10):	7	Inquiries last 6m:	0	Employment status:	Part-time employee
Enhanced (1-5):	5	Current / open credit lines:	2 / 2	Length of status:	1y 9m
Credit score:	720-739 (Jul-2010)	Total credit lines:	14	Occupation:	Other
Now delinquent:	0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Amount delinquent:	$0	Bankcard utilization:	0%
Public records last 12m / 10y:	0/ 0	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	interest-snowdome	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	740-759 (Nov-2009)
Principal balance:	$1,764.63	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Paying for Library Masters
Purpose of loan:
This loan will be used to enrich my education toward the ultimate goal of becoming a Youth Librarian.

My financial situation:
I am a good candidate for this loan because I am currently employed in our county Library system and am furthering my education in order to continue to move up in the company.? I absolutely love working with printed materials and media, and exposing children to them is a passion.? My long term goal is to be a Youth Librarian.? My husband pays for all household expenses.? This loan will be paid with my earnings from my library position.

Monthly net income: $ 1043.40

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 0
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 81.01
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

five-star-justice	$26.03	$26.03	7/2/2010 3:56:51 PM
enthusiastic-balance5	$50.00	$50.00	7/2/2010 4:01:44 PM
steamboatgal	$25.00	$25.00	7/2/2010 3:54:34 PM
seisen	$50.00	$50.00	7/2/2010 4:01:10 PM
loyalist1	$50.00	$50.00	7/2/2010 4:01:18 PM
jpollar	$50.00	$50.00	7/2/2010 4:09:22 PM
orange-dollar-guild	$25.00	$25.00	7/2/2010 4:01:49 PM
AlexTrep	$25.00	$8.26	7/2/2010 4:01:57 PM
wwwUniversal	$25.00	$25.00	7/2/2010 4:19:04 PM
371millwood	$300.00	$300.00	7/2/2010 4:19:49 PM
mercuriant	$25.00	$25.00	7/2/2010 4:24:23 PM
top-courteous-peso	$25.00	$25.00	7/2/2010 4:24:38 PM
thomas16882004	$25.00	$25.00	7/2/2010 4:25:08 PM
JustMee	$25.00	$25.00	7/2/2010 4:41:53 PM
Whipster	$50.00	$50.00	7/2/2010 4:24:16 PM
Artist_Blue	$25.00	$25.00	7/2/2010 4:00:16 PM
calsig1363	$25.00	$25.00	7/2/2010 3:54:14 PM
benefit-piano5	$25.00	$25.00	7/2/2010 3:55:30 PM
loyalist1	$100.00	$100.00	7/2/2010 4:11:09 PM
Comoparklender	$25.00	$25.00	7/2/2010 3:59:11 PM
treasure-bliss	$75.71	$75.71	7/2/2010 3:59:20 PM
orange-preeminant-bill	$100.00	$100.00	7/2/2010 4:01:22 PM
new-truth-chuckler	$40.00	$40.00	7/2/2010 6:27:50 PM
Streamfeeder	$25.00	$25.00	7/2/2010 4:34:25 PM
24 bids
Borrower Payment Dependent Notes Series 464901
This series of Notes was issued and sold upon the funding of the borrower loan #43302, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jul-02-2010
				Auction end date:	Jul-03-2010

Starting lender yield:	8.20%	Starting borrower rate/APR:	9.20% / 11.30%	Starting monthly payment:	$127.57
Final lender yield:	8.20%	Final borrower rate/APR:	9.20% / 11.30%	Final monthly payment:	$127.57

Auction yield range:	3.98% - 8.20%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.08%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper scores:		First credit line:	Aug-1995	Debt/Income ratio:	15%
Basic (1-10):	9	Inquiries last 6m:	0	Employment status:	Full-time employee
Enhanced (1-5):	5	Current / open credit lines:	12 / 11	Length of status:	11y 3m
Credit score:	740-759 (Jul-2010)	Total credit lines:	46	Occupation:	Sales - Retail
Now delinquent:	0	Revolving credit balance:	$11,583	Stated income:	$25,000-$49,999
Amount delinquent:	$0	Bankcard utilization:	37%
Public records last 12m / 10y:	0/ 1	Homeownership:	Yes
Delinquencies in last 7y:	0
Screen name:	recorder8	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
buying a car for my family
Purpose of loan:
This loan will be used to buy a used jeep?

My financial situation:
I am a good candidate for this loan because I pay my bills on time and considering a small amount of this loan, I should be able to pay it off ahead of the time or with no problem at all. Appreciate your consideration.?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

shadowflame_99	$25.00	$25.00	7/2/2010 3:56:57 PM
alverado	$31.48	$31.48	7/2/2010 3:59:04 PM
Comoparklender	$50.00	$50.00	7/2/2010 4:00:43 PM
kenji4861	$25.00	$25.00	7/2/2010 4:00:50 PM
dpfl55	$25.00	$25.00	7/2/2010 4:04:24 PM
CAGE-Investments	$50.00	$50.00	7/2/2010 4:04:32 PM
stilleto8	$25.00	$25.00	7/2/2010 3:57:28 PM
toblerone	$46.25	$46.25	7/2/2010 3:58:24 PM
simplelender80	$100.00	$100.00	7/2/2010 4:11:30 PM
kvandivo	$25.00	$25.00	7/2/2010 4:04:18 PM
bds9646	$26.00	$26.00	7/2/2010 4:04:22 PM
MTLoans	$25.00	$25.00	7/2/2010 3:58:22 PM
sf-funder	$25.00	$25.00	7/2/2010 3:58:45 PM
first-pragmatic-note	$25.00	$25.00	7/2/2010 3:58:51 PM
1800porsche	$25.00	$25.00	7/2/2010 4:14:35 PM
orderly-loot	$25.00	$25.00	7/2/2010 4:00:27 PM
successful-euro	$75.00	$75.00	7/2/2010 4:00:31 PM
clean-loyalty	$25.00	$25.00	7/2/2010 4:15:31 PM
treasure-bliss	$100.00	$100.00	7/2/2010 4:16:04 PM
Tc11902	$25.00	$25.00	7/2/2010 4:11:21 PM
loot-heart	$50.00	$50.00	7/2/2010 4:12:03 PM
discrete-asset	$25.00	$25.00	7/2/2010 4:17:58 PM
jd006006	$26.60	$26.60	7/2/2010 4:03:16 PM
american6	$25.00	$25.00	7/2/2010 4:12:44 PM
burgeoning-silver	$25.00	$25.00	7/2/2010 4:03:51 PM
kindness-percolator5	$25.00	$25.00	7/2/2010 4:18:57 PM
lend_to_you	$25.00	$25.00	7/2/2010 4:04:30 PM
bchen78875	$25.00	$25.00	7/2/2010 4:20:15 PM
finance-negotiator2	$25.00	$25.00	7/2/2010 4:14:53 PM
alpinaut	$25.00	$25.00	7/2/2010 4:14:59 PM
8bitnintendo	$25.00	$25.00	7/2/2010 4:20:31 PM
SimpleChoice	$25.00	$25.00	7/2/2010 4:16:24 PM
enthusiastic-balance5	$100.00	$100.00	7/2/2010 4:18:27 PM
meux99	$25.00	$25.00	7/2/2010 4:19:14 PM
tekkie2412	$25.00	$25.00	7/2/2010 4:11:44 PM
interest-jedi0	$50.00	$50.00	7/2/2010 4:12:22 PM
studious-bonus7	$50.00	$50.00	7/2/2010 4:12:33 PM
inspired-contract9	$50.00	$50.00	7/2/2010 4:13:00 PM
SCTrojangirl	$25.00	$25.00	7/2/2010 4:13:54 PM
orange-preeminant-bill	$100.00	$100.00	7/2/2010 4:16:01 PM
brightest-breathtaking-finance	$100.00	$100.00	7/2/2010 4:16:50 PM
commerce-voyager	$25.00	$25.00	7/2/2010 4:17:13 PM
ray1051	$50.00	$50.00	7/2/2010 4:19:28 PM
teller	$60.00	$60.00	7/2/2010 4:19:36 PM
skvat	$25.00	$25.00	7/2/2010 4:19:55 PM
Lo0se_mo0se	$25.00	$25.00	7/2/2010 9:24:11 PM
wwwUniversal	$25.00	$25.00	7/2/2010 4:22:56 PM
dinero-festivity2	$30.05	$30.05	7/2/2010 3:58:33 PM
Artist_Blue	$25.00	$25.00	7/2/2010 4:00:08 PM
JGB	$100.00	$100.00	7/2/2010 4:02:56 PM
wampum-chorus3	$25.00	$25.00	7/2/2010 4:04:12 PM
stable-money	$25.00	$25.00	7/2/2010 4:04:21 PM
USMC0311	$25.00	$25.00	7/2/2010 4:04:25 PM
DeilaMiah	$25.00	$25.00	7/2/2010 3:55:51 PM
balance-voyager	$85.18	$85.18	7/2/2010 3:56:45 PM
fiscal65	$25.00	$25.00	7/2/2010 3:58:14 PM
blissful-note7	$25.00	$25.00	7/2/2010 4:01:52 PM
personal-lender	$25.00	$25.00	7/2/2010 4:11:20 PM
gojackgo	$50.00	$50.00	7/2/2010 4:11:39 PM
gold-sushi	$25.00	$25.00	7/2/2010 4:04:20 PM
jangalt	$72.00	$72.00	7/2/2010 4:11:49 PM
the-transaction-stronghold	$50.00	$50.00	7/2/2010 4:11:54 PM
mlopez2007	$25.00	$25.00	7/2/2010 4:12:17 PM
determined-contract	$30.00	$30.00	7/2/2010 3:56:55 PM
DeltaGambler	$25.00	$25.00	7/2/2010 3:58:20 PM
mad4wknds	$25.00	$25.00	7/2/2010 3:58:43 PM
Winsten	$50.00	$50.00	7/2/2010 4:13:15 PM
bid-czar8	$100.00	$100.00	7/2/2010 4:13:34 PM
meenan	$25.00	$25.00	7/2/2010 4:14:45 PM
riproaringrapids	$25.00	$25.00	7/2/2010 4:00:32 PM
radforj22	$50.00	$50.00	7/2/2010 4:15:10 PM
dharma1	$25.00	$25.00	7/2/2010 4:00:38 PM
moneyfriend	$50.00	$50.00	7/2/2010 4:15:18 PM
bountiful-durability	$50.00	$50.00	7/2/2010 4:00:56 PM
orgy63	$25.00	$25.00	7/2/2010 4:11:04 PM
treasure-hunter270	$25.00	$25.00	7/2/2010 4:12:12 PM
delicious-social132	$25.00	$25.00	7/2/2010 4:18:14 PM
tntmojave	$25.00	$25.00	7/2/2010 4:12:27 PM
Avala	$50.00	$50.00	7/2/2010 4:12:39 PM
orange-dollar-guild	$50.00	$50.00	7/2/2010 4:18:36 PM
BlindProphet	$25.00	$25.00	7/2/2010 4:18:48 PM
steady-gain5	$25.00	$25.00	7/2/2010 4:04:31 PM
thestartuplender	$35.00	$35.00	7/2/2010 4:19:20 PM
proper-p2p6	$100.00	$100.00	7/2/2010 4:14:00 PM
RMB-Investments	$50.00	$50.00	7/2/2010 4:19:44 PM
ferocious-exchange3	$25.00	$25.00	7/2/2010 4:19:48 PM
AmericanCredit	$25.00	$25.00	7/2/2010 4:14:29 PM
harty	$60.00	$60.00	7/2/2010 4:16:56 PM
calm-deal7	$25.00	$25.00	7/2/2010 4:18:54 PM
RandyL3	$25.00	$25.00	7/2/2010 4:24:35 PM
GElender	$50.00	$50.00	7/2/2010 4:19:35 PM
Havana21	$25.00	$25.00	7/2/2010 4:20:16 PM
Algaes	$50.00	$22.44	7/2/2010 4:20:50 PM
liberty-destiny3	$25.00	$25.00	7/2/2010 4:15:24 PM
jengachamp	$25.00	$25.00	7/2/2010 4:15:49 PM
SNH	$75.00	$75.00	7/2/2010 4:17:39 PM
tech310	$50.00	$50.00	7/2/2010 4:17:48 PM
qtmspin	$25.00	$25.00	7/2/2010 4:18:02 PM
Slend49	$25.00	$25.00	7/2/2010 4:18:21 PM
ijspence	$25.00	$25.00	7/2/2010 5:06:59 PM
ddog0224	$25.00	$25.00	7/2/2010 4:20:42 PM
dollardave	$100.00	$100.00	7/2/2010 11:47:07 PM
102 bids